Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

BETWEEN

THE CROSSINGS AT RIVERVIEW, LLC

AND

SSL RIVERVIEW, LLC,

AS SELLER

AND

CHP II PARTNERS, LP,

AS PURCHASER

DATED AS OF JULY 3, 2018

TABLE OF CONTENTS

EXECUTION VERSION			1

1.	DEFINITIONS		1

	1.1	DEFINITIONS	1

2.	PURCHASE AND SALE, ASSETS AND LIABILITIES		10

	2.1	PURCHASE AND SALE	10

	2.2	DESCRIPTION OF THE ASSETS	10

	2.3	EXCLUDED ASSETS	11

	2.4	SSL RIVERVIEW ASSETS	12

	2.5	RETAINED LIABILITIES	13

	2.6	ASSUMED LIABILITIES	14

3.	PURCHASE PRICE		14

	3.1	PURCHASE PRICE	14

	3.2	DEPOSIT	14

	3.3	PAYMENT OF PURCHASE PRICE	16

	3.4	ALLOCATION OF PURCHASE PRICE	17

4.	DUE DILIGENCE AND INSPECTION		17

	4.1	RIGHT TO INSPECT	17

	4.2	MATTERS RELATING TO TITLE	19

	4.3	ASSIGNMENT AND ASSUMPTION OF FACILITY CONTRACTS, FACILITY LEASES, AND LICENSES AND PERMITS	20

	4.4	INVENTORY	20

	4.5	LICENSING	21

	4.6	PURCHASER’S ELECTION WHETHER OR NOT TO PROCEED	21

	4.7	RELEASE AND INDEMNIFICATION	21

i

	4.8	LIFT STATION EASEMENT	22

	4.9	CONDITION OF ASSETS; AS IS; WHERE IS SALE	22

5.	REPRESENTATIONS AND WARRANTIES		23

	5.1	SELLER’S REPRESENTATIONS AND WARRANTIES	23

	5.2	SSL RIVERVIEW REPRESENTATIONS AND WARRANTIES	30

	5.3	PURCHASER’S REPRESENTATIONS AND WARRANTIES	32

6.	COVENANTS		34

	6.1	CONFIDENTIALITY	34

	6.2	ASSESSMENTS	35

	6.3	CONDUCT OF THE BUSINESS	35

	6.4	LICENSES AND PERMITS	36

	6.5	TAX CONTESTS	36

	6.6	NOTICES AND FILINGS	37

	6.7	FURTHER ASSURANCES	37

	6.8	ESTOPPEL CERTIFICATES	37

	6.9	EXCLUSIVITY	38

	6.10	BULK SALES	38

	6.11	EMPLOYEES	38

	6.12	POST-CLOSING AUDIT	38

	6.13	NON-COMPETE	39

	6.14	NON-SOLICITATION	39

	6.15	RESTRICTIVE COVENANT AND RIGHT OF FIRST REFUSAL	40

	6.16	ACCESS TO INFORMATION	40

	6.17	SELLER REMITTANCE OF FUNDS	41

	6.18	PURCHASER’S REMITTANCE OF FUNDS	41

	6.19	TRANSITION OF FACILITY AND BUSINESS	41

7.	CLOSING CONDITIONS		41

	7.1	PURCHASER’S CLOSING CONDITIONS	41

	7.2	FAILURE OF ANY PURCHASER’S CLOSING CONDITION	43

	7.3	SELLER’S CLOSING CONDITIONS	43

	7.4	FAILURE OF SELLER’S CLOSING CONDITIONS	44

8.	CLOSING		45

	8.1	CLOSING DATE	45

	8.2	CLOSING ESCROW	45

	8.3	SELLER’S CLOSING DELIVERIES	45

	8.4	SSL RIVERVIEW’S CLOSING DELIVERIES	47

	8.5	PURCHASER’S CLOSING DELIVERIES	48

9.	PRORATIONS AND EXPENSES		49

	9.1	CLOSING STATEMENT	49

	9.2	PRORATIONS	49

	9.3	CASH	50

	9.4	EMPLOYEES	51

	9.5	PURCHASER’S TRANSACTION COSTS	51

	9.6	SELLER’S TRANSACTION COSTS	51

	9.7	ALLOCATION OF ACCOUNTS RECEIVABLE	51

10.	DEFAULT AND REMEDIES		52

	10.1	SELLER/SSL RIVERVIEW DEFAULT	52

	10.2	PURCHASER’S DEFAULT	52

	10.3	LIQUIDATED DAMAGES	52

11.	RISK OF LOSS		53

	11.1	CASUALTY	53

	11.2	CONDEMNATION	53

	11.3	STOP ADMISSION ORDERS/HOLD ORDERS	54

12.	SURVIVAL, INDEMNIFICATION AND RELEASE		54

	12.1	SURVIVAL	54

	12.2	INDEMNIFICATION BY SELLER	54

	12.3	INDEMNIFICATION BY PURCHASER	54

	12.4	INDEMNIFICATION PROCEDURE	54

	12.5	MATERIALITY	55

	12.6	EXCLUSIVE REMEDY FOR INDEMNIFICATION LOSS	56

	12.7	HOLDBACK	56

13.	TERMINATION		56

	13.1	TERMINATION	56

14.	MISCELLANEOUS PROVISIONS		56

	14.1	NOTICES	56

	14.2	TIME IS OF THE ESSENCE	58

	14.3	ASSIGNMENT	58

	14.4	SUCCESSORS AND ASSIGNS	58

	14.5	THIRD PARTY BENEFICIARIES	58

	14.6	RULES OF CONSTRUCTION	59

	14.7	SEVERABILITY	59

	14.8	GOVERNING LAW, JURISDICTION AND VENUE	59

	14.9	WAIVER OF JURY TRIAL	60

	14.10	ATTORNEYS’ FEES	60

	14.11	INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES	60

14.12	ENTIRE AGREEMENT	60

14.13	FURTHER ASSURANCES	60

14.14	EFFECT OF DELAY AND WAIVERS	60

14.15	AMENDMENTS, WAIVERS AND TERMINATION OF AGREEMENT	61

14.16	EXECUTION OF AGREEMENT	61

14.17	TAX DISCLOSURES	61

14.18	AND THEIR AFFILIATES LIABILITY OF INTEREST-HOLDERS IN SELLER AND PURCHASER	61

14.19	GOOD FAITH EFFORTS	61

14.20	POST-EXECUTION DISCLOSURES	61

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List of Exhibits

Exhibit “A” – The Fee Premises

Exhibit “B” – Escrow Agreement

Exhibit “6.13” – ROFR Agreement

Exhibit “8.3.1” – Form of Seller’s Closing Certificate

Exhibit “8.3.3” – Form of Bill of Sale (Seller)

Exhibit “8.3.4” – Form of Assignment and Assumption of Facility Contracts, Licenses and Permits, Facility Leases and Resident Agreements (Seller)

Exhibit “8.3.5” – Form of Assignment and Assumption of Intellectual Property

Exhibit “8.3.14” – Form of Seller’s Certificate

Exhibit “8.4.1” – Form of Deed

Exhibit “8.4.2” – Form of Bill of Sale (SSL Riverview)

Exhibit “8.4.3” – Form of Assignment and Assumption of Licenses and Permits (SSL Riverview)

Exhibit “8.5.3” – Form of Purchaser’s Closing Certificate

List of Schedules

Schedule R-C – SSL Riverview Personal Property

Schedule 2.2.5 – Facility Leases/Rent Roll

Schedule 2.2.6 – Intellectual Property

Schedule 2.2.7 – Facility Contracts

Schedule 2.2.8 – Licenses and Permits

Schedule 2.2.13 – Rent Roll

Schedule 2.3.2 – Third-Party Assets

Schedule 5.1.3 – Current Manager Assets

Schedule 5.1.9 – Litigation

Schedule 5.1.28 – Form of Resident Agreement

Schedule 5.1.36 – Additional Land

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of July 3, 2018 (the “Effective Date”), by and between THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Crossings at Riverview” or “Seller”), and SSL RIVERVIEW, LLC, a Florida limited liability company (“SSL Riverview”), and CHP II PARTNERS, LP, a Delaware limited partnership (“Purchaser”) (Seller, SSL Riverview and Purchaser are at times hereinafter referred to individually as a “Party” and collectively as the “Parties”).

R E C I T A L S

A. SSL Riverview owns the Fee Premises and the Improvements (each as defined below) comprising the senior living facility commonly known as the “The Crossings at Riverview Assisted Living Community” (the “Facility”).

B. SSL Riverview leases the Facility to Crossings at Riverview pursuant to a Lease Agreement dated August 5, 2013 (as amended, the “Current Lease”).

C. SSL Riverview owns certain personal property as enumerated on Schedule R-C (the “SSL Riverview Personal Property”)

D. Crossings at Riverview operates the Facility pursuant to the Current Lease and owns the Personal Property (as defined below) used in connection with its operation of the Facility.

E. Purchaser desires to purchase, and Seller desires to sell, its interest in and to the Personal Property and the Assets (as defined below) relating to the Facility (exclusive of the Fee Premises, Improvements and SSL Riverview Personal Property), on the terms and conditions set forth in this Agreement.

F. Purchaser desires to purchase, and SSL Riverview desires to sell, its interest in and to the Fee Premises, Improvements and SSL Riverview Personal Property, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally and equitably bound, agree as follows.

1.	DEFINITIONS.

1.1 Definitions . In addition to the terms defined in the body of this Agreement, the following terms will have the following meanings in this Agreement:

“Affiliate” means two entities are “Affiliates” if:

(a) one of the entities is a Subsidiary of the other entity;

(b) both of the entities are Subsidiaries of the same entity; or

(c) both of the entities are Controlled by the same Person.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Applicable Laws” means (i) all federal, state, and local statutes, laws, common law, rules, regulations, ordinances, codes, guidance, policies, or other legal requirements of any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority of competent jurisdiction, in effect at the time in question and in each case to the extent the Person or property in question is subject to the same.

“Assets” has the meaning set forth in Section 2.2 of this Agreement.

“Assumed Liabilities” has the meaning set forth in Section 2.6 of this Agreement.

“Bankruptcy Code” has the meaning set forth in Section 5.1.16 of this Agreement.

“Books and Records” has the meaning set forth in Section 2.2.12 of this Agreement.

“Business” means the assisted living and memory care facility business currently being operated by Crossings at Riverview on the Real Property, or any portion thereof.

“Business Day” means any day other than (i) a Saturday, Sunday or any United States federal legal holiday, or (ii) any day on which banks in Florida are not open for business.

“Casualty” has the meaning set forth in Section 11.1 of this Agreement.

“Closing” has the meaning set forth in Section 8.1 of this Agreement.

“Closing Date” means the date on which the Closing takes place.

“Closing Escrow” has the meaning set forth in Section 8.2 of this Agreement.

“Closing Escrow Agreement” has the meaning set forth in Section 8.2 of this Agreement.

“Closing Statement” has the meaning set forth in Section 9.1 of this Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

“Condemnation” has the meaning set forth in Section 11.2 of this Agreement.

“Compete” has the meaning set forth in Section 6.13 of this Agreement.

“Consumables” has the meaning set forth in Section 2.2.4 of this Agreement.

“Contracts” means any written indenture, lease, licensing agreement, contract, commitment, instrument or other legally binding agreement of Seller with respect to the operation of the Business.

“Control” means:

(a) the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (i) the shareholders of the corporation, in the case of a corporation, (ii) the shareholders of the general partner, in the case of a limited partnership, or (iii) the equity holders or other voting participants of a Person that is not a corporation or limited partnership; or

(b) the right to elect or appoint, directly or indirectly, a majority of (i) the directors of the corporation, in the case of a corporation, (ii) the directors of the general partner, in the case of a limited partnership, or (iii) the Persons who have the right to manage or supervise the management of the affairs and business of a Person that is not a corporation or limited partnership,

(c) and “Controlled” has a corresponding meaning.

“Covered Person” has the meaning set forth in Section 6.13 of this Agreement.

“Crossover Claim” has the meaning set forth in Section 2.4 of this Agreement.

“Cut-Off Time” has the meaning set forth in Section 9.2 of this Agreement.

“Current Lease” has the meaning set forth in the recitals of this Agreement.

“Current Tenant” means Crossings at Riverview.

“Deed” means the deed to be delivered by SSL Riverview to Purchaser pursuant to Section 8.4.1.

“Deposit” has the meaning set forth in Section 3.2.1 of this Agreement.

“Effective Date” has the meaning set forth in the opening paragraph of this Agreement.

“Employees” means at the time in question all Persons employed full-time and part-time by or for the benefit of the Current Tenant in connection with the operation of the Business.

“Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with (i) the presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Materials over, on, in, under or from the Real Property, or any portion thereof, or (ii) any violation of any Environmental Laws with respect to the Assets.

“Environmental Laws” means all Applicable Laws relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, including those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Assets, including, without limitation, the Real Property, or any portion thereof, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Assets, including, without limitation, any portion of the Real Property.

“Environmental Liabilities” means all Liabilities under any Environmental Laws arising from or in connection with the Assets, including, without limitation, any obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential presence, spill, leak, emission, discharge or release of any Hazardous Materials, pollution, contamination or radiation into any water, soil, sediment, air, Improvements or other environmental media.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute and any applicable regulations, ratings and guidance issued pursuant thereto.

“Escrow Agent” means Title Company, acting in its capacity as escrow agent pursuant to the terms hereof, or such other escrow agent as is mutually acceptable to Seller and Purchaser.

“Escrow Agreement” means the escrow agreement pursuant to which the Escrow Amount will be held and disbursed after Closing, which escrow agreement shall be in the form attached hereto as Exhibit “B”.

“Escrow Amount” shall mean the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) to be delivered at Closing by Crossings at Riverview from its portion of the Purchase Price Seller to Escrow Agent and to be held in escrow for the periods and in the manner provided by the Escrow Agreement.

“Exception Cure Period” has the meaning set forth in Section 4.2.1 of this Agreement.

“Excluded Assets” has the meaning set forth in Section 2.3 of this Agreement.

“Facility” has the meaning set forth in the recitals of this Agreement.

“Facility Contracts” has the meaning set forth in Section 2.2.7 of this Agreement.

“Facility Leases” has the meaning set forth in Section 2.2.5 of this Agreement.

“FDIC” has the meaning set forth in Section 3.2.2 of this Agreement.

“Fee Premises” means that certain real property more particularly described as such on Exhibit “A” attached hereto.

“First Deposit” has the meaning set forth in Section 3.2.1 of this Agreement.

“Fixtures” has the meaning set forth in Section 2.2.2 of this Agreement.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied on a basis consistent with the application of such principles in the Financial Statements.

“General Intangibles” has the meaning set forth in Section 2.2.11.

“Governmental Authority” or “Governmental Authorities” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” means petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, radon, lead/asbestos in any form, hazardous waste, toxic or hazardous substances, molds, microbiological agents, and other related materials whether in the form of a chemical, biologic, element, natural agent, compound, solution, mixture or otherwise, all to the extent identified, managed, regulated or governed by Environmental Law, including, but not limited to, those materials defined under Environmental Laws as “hazardous substances,” “extremely hazardous substances,” “hazardous chemicals,” “hazardous materials,” “toxic substances,” “solid waste,” “toxic chemicals,” “air pollutants,” “toxic pollutants,” “hazardous wastes,” “extremely hazardous waste,” or “restricted hazardous waste”.

“Improvements” means all buildings, structures, and improvements located on or affixed to the Fee Premises, including all fixtures which constitute real property under Applicable Law together with the offsite lift station and related lines and facilities which exclusively serve the Fee Premises to the point of connection to the utility lines owned by the applicable public utility.

“Indemnification Loss” means, with respect to any Indemnitee, any Liability, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.

“Indemnification Claim” has the meaning set forth in Section 12.4.1 of this Agreement.

“Indemnitee” has the meaning set forth in Section 12.4.1 of this Agreement.

“Indemnitor” has the meaning set forth in Section 12.4.1 of this Agreement.

“Inspection Period” means the period beginning on the Effective Date and ending at 5:00 p.m., Eastern Time, on the forty-fifth (45th) day following the Effective Date.

“Inspections” means any inspections, examinations, tests, investigations, or studies of the Assets, including, without limitation, the Real Property, the Improvements or the Business, conducted by or on behalf of Purchaser (or any Affiliate thereof).

“Intellectual Property” means all works of authorship, including without limitation, all literary works, pictorial, graphic and sculptural works, architectural works, software, works of visual art, and any other work that may be the subject matter of copyright protection and all worldwide registrations thereof; any trademarks, service marks, property names (including, without limitation, the names as defined in Section 5.1.30), brand names, trade dress, trade names, designs and any other word, symbol, device, product configuration, slogan or any combination thereof used to distinguish or identify goods or services that may be the subject matter of trademark protection, including all worldwide applications and registrations therefore and associated goodwill; any patents, invention disclosures or inventions, including all processes, machines, manufactures and compositions of matter, designs and any other invention that may be the subject matter of patent protection, and all worldwide statutory or other legal protection obtained or obtainable therein, including without limitation all published and granted patents and pending applications and provisionals, reissues, divisionals, renewals, extensions, continuations, and continuations-in-part, design patents and industrial design registrations; all domain names, URLs, websites, social media presence and accounts, and all data, content, “look and feel”, operating and underlying code or software of all websites; all trade secrets, proprietary information, data, and knowledge and experience of a technical, commercial or administrative nature, including all proprietary information, know-how, information processes, operating, maintenance and other manuals, data and databases, computer programs, including all documentation, design specifications, and flowcharts, operational and other plans, schematics and drawings, customer data and lists, advertising, marketing and product concepts and campaigns and other valuable or proprietary information or data; and all worldwide statutory protection obtained or obtainable thereon on all of the preceding; all rights to enforce, enjoin or sue, any claims, judgments, causes of action or other legal and equitable rights and remedies arising out of or related to any infringement, misappropriation or violation of any of the foregoing; and all right, title and interest to claim royalties, residuals, damages and other remuneration for use of any of the foregoing rights.

“Liability” means any liability, obligation, damage, loss, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, and “Liabilities” has a corresponding meaning.

“Licenses and Permits” has the meaning set forth in Section 2.2.8 of this Agreement.

“Licensing Approval Email” has the meaning set forth in Section 7.1.14 of this Agreement.

“Licensing Approvals” has the meaning set forth in Section 4.5 of this Agreement.

“New Manager” means Foster Development, Inc., or another management company hired by Purchaser or its Affiliates to manage the Facility following Closing.

“New Report Defect” has the meaning set forth in Section 4.2.2of this Agreement

“New Survey Defect” has the meaning set forth in Section 4.2.2 of this Agreement.

“New Tenant” means an Affiliate of Purchaser that will lease the Real Property and Improvements from Purchaser and hold applicable licensure required by law to operate the Facility as of the Closing Date

“New Title Exception” has the meaning set forth in Section 4.2.2 of this Agreement.

“Operations Transfer Agreement” means the Operations Transfer Agreement dated of even date with this Agreement to be entered into by Seller, New Manager and New Tenant.

“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the applicable Business (including with respect to maintaining a sufficient supply of inventory), taking into account the seasonality of the Business and such other facts and circumstances in existence from time to time.

“Other Assets” has the meaning set forth in Section 2.2.14 of this Agreement.

“Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

“Person” means any natural person, firm, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Permitted Exception” has the meaning set forth in Section 4.2.1 of this Agreement.

“Personal Property” has the meaning set forth in Section 2.2.3 of this Agreement.

“Plan” means a “plan” as that term is defined in Section 3(3) of ERISA or Section 4975 of the Code.

“Plans and Specifications” has the meaning set forth in Section 2.2.9 of this Agreement.

“Prorations” has the meaning set forth in Section 9.2 of this Agreement.

“Purchase Price” has the meaning set forth in Section 3.1 of this Agreement.

“Purchaser” has the meaning set forth in the opening paragraph of this Agreement.

“Purchaser’s Closing Certificate” means that certain document, the form of which is attached hereto as Exhibit “8.5.3”, to be delivered by Purchaser at Closing.

“Purchaser’s Closing Condition Failure” has the meaning set forth in Section 7.2 of this Agreement.

“Purchaser’s Closing Conditions” has the meaning set forth in Section 7.1 of this Agreement.

“Purchaser’s Closing Deliveries” has the meaning set forth in Section 8.5 of this Agreement.

“Purchaser’s Default” has the meaning set forth in Section 10.2 of this Agreement.

“Purchaser’s Documents” has the meaning set forth in Section 5.3.2 of this Agreement.

“Purchaser’s Due Diligence Reports” means all studies, reports and assessments prepared by any Person for or on behalf of Purchaser and at Purchaser’s direction (other than any internal studies, reports and assessments prepared by any of Purchaser’s employees, attorneys or accountants) in connection with the Inspections.

“Purchaser’s Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

“Purchaser’s Inspectors” means any Person that conducted any Inspections for or on behalf of Purchaser or any Affiliate thereof.

“Real Property” means, collectively, the Fee Premises and the Improvements.

“Resident” means any person occupying a portion of the Facility pursuant to a Resident Agreement.

“Resident Agreements” has the meaning set forth in Section 2.2.13 of this Agreement.

“Retained Liabilities” has the meaning set forth in Section 2.5 of this Agreement.

“Restriction and ROFR Agreement” has the meaning set forth in Section 6.15 of this Agreement.

“Second Deposit” has the meaning set forth in Section 3.2.1 of this Agreement.

“Seller” has the meaning set forth in the opening paragraph of this Agreement.

“Seller’s Closing Certificate” means that certain document, the form of which is attached hereto as Exhibit “8.3.1”, to be delivered by each Seller at Closing.

“Seller’s Closing Condition Failure” has the meaning set forth in Section 7.4 of this Agreement.

“Seller’s Closing Conditions” has the meaning set forth in Section 7.3 of this Agreement.

“Seller’s Closing Deliveries” has the meaning set forth in Section 8.3 of this Agreement.

“Seller’s Default” has the meaning set forth in Section 10.1 of this Agreement.

“Seller’s Documents” has the meaning set forth in Section 5.1.2 of this Agreement.

“Seller’s Due Diligence Materials” means all documents and materials provided by Seller to Purchaser, pursuant to this Agreement or otherwise, together with any copies or reproductions of such documents or materials.

“Seller’s Indemnitees” means with respect to Seller and its Affiliates, and the shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

“SSL Riverview’s Closing Deliveries” has the meaning set forth in Section 8.4 of this Agreement.

“SSL Riverview Indemnitees” means with respect to SSL Riverview and its Affiliates, and the shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, assigns, legal representatives, heirs and devisees of each of the foregoing.

“Subsidiary” means, in respect of any Person:

(a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more subsidiaries of such Person, or (iii) one or more subsidiaries of such Person; or

(b) any limited or general partnership, joint venture, limited liability company or other entity as to which (i) such Person, (ii) such Person and one or more of its subsidiaries, or (iii) one or more subsidiaries of such Person owns, more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof), of such limited or general partnership, joint venture, limited liability company or other entity, as the case may be.

“Survey Defects” has the meaning set forth in Section 4.2.1 of this Agreement.

“Survey” means the survey of the Real Property, or any portion thereof, to be obtained by Purchaser, at Purchaser’s option, during the Inspection Period.

“Tax” or “Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to any of the Assets, including without limitation, the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transactions described in this Agreement.

“Third-Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person that is not an Affiliate of the Person in question.

“Title Commitment” has the meaning set forth in Section 4.2.1 of this Agreement.

“Title Company” means Fidelity National Title Insurance Company, whose address is 2400 Maitland Center Parkway, Suite 2400, Maitland, Florida, 32751, Attention: Sam Sobering.

“Title Exceptions” has the meaning set forth in Section 4.2.1 of this Agreement.

“Title Notice” has the meaning set forth in Section 4.2.1 of this Agreement.

“Title Policies” has the meaning set forth in Section 4.2.3 of this Agreement.

“Unpermitted Exceptions” has the meaning set forth in Section 4.2.1 of this Agreement.

“Warranties” has the meaning set forth in Section 2.2.10 of this Agreement.

“WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.

2.	PURCHASE AND SALE, ASSETS AND LIABILITIES

2.1 Purchase and Sale. Seller agrees to sell its interest in and to the Assets to Purchaser and Purchaser agrees to buy the Assets from Seller, all in accordance with the terms and conditions set forth in this Agreement. SSL Riverview agrees to sell its interest in and to the SSL Riverview Assets to Purchaser and Purchaser agrees to buy the SSL Riverview Assets from SSL Riverview, all in accordance with the terms and conditions set forth in this Agreement.

2.2 Description of the Assets. In this Agreement, the term “Assets” means all of the following, but expressly excluding the Excluded Assets:

2.2.1 Intentionally omitted;

2.2.2 Intentionally omitted;

2.2.3 Personal Property. All of Seller’s right, title and interest in and to the tangible personal property, including, without limitation, any and all furniture, equipment, machinery, tools, and appliances, located at the Real Property and used in connection with the Business but excluding the SSL Riverview Personal Property (the “Personal Property”);

2.2.4 Consumables. All food and consumable supplies and inventories of every kind owned by Seller as of the Closing Date and located at and used in connection with the operation of the Business (the “Consumables”);

2.2.5 Facility Leases. All of Seller’s right, title and interest in and to any leases, subleases, licenses, concessions and similar agreements granting to any other Person the right to use or occupy any portion of the Real Property (other than the Resident Agreements), a complete listing of which is attached hereto as Schedule 2.2.5, except to the extent rejected by Purchaser pursuant to Section 4.3 hereof (the “Facility Leases”), together with all security deposits held by Seller thereunder;

2.2.6 Intellectual Property. All of Seller’s right, title and interest in and to any and all Intellectual Property used in connection with the operation of the Business, including, without limitation, the Intellectual Property identified on Schedule 2.2.6;

2.2.7 Facility Contracts. To the extent assignable or transferable, all of Seller’s right, title and interest in and to any Contracts, a complete listing of which is attached hereto as Schedule 2.2.7, except to the extent rejected by Purchaser pursuant to Section 4.3 (the “Facility Contracts”);

2.2.8 Licenses and Permits. To the extent assignable or transferable, all of Seller’s right, title and interest in and to any licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by Seller with respect to any of the Assets, including, without limitation, all such licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority required for the use, operation, or occupancy of the Real Property as a licensed assisted living facility in accordance with Applicable Law (the “Licenses and Permits”);

2.2.9 Plans and Specifications. To the extent assignable or transferable, all of Seller’s right, title and interest in and to any plans and specifications, blue prints, architectural plans, engineering diagrams and similar items which specifically relate to any portion of the Real Property (the “Plans and Specifications”);

2.2.10 Warranties. To the extent assignable or transferable, any warranties and guaranties held by Seller with respect to any of the Assets (the “Warranties”);

2.2.11 Intangible Assets. To the extent assignable or transferable, all of Seller’s right, title and interest in and to any and all drawings, surveys, environmental and soil reports, telephone and facsimile numbers listed in directories, customer and supplier lists and files, guest lists, credit records, labels, security codes, all records and sales and other customer data, and any unexpired guaranties or warranties used in connection with the Business (the “General Intangibles”);

2.2.12 Books and Records. Copies of all of Seller’s books and records which relate solely to any of the Assets or the Business, but expressly excluding all corporate records of Crossings at Riverview and documents and other materials which are legally privileged or constitute attorney work product or an Excluded Asset pursuant to Section 2.3.6 (the “Books and Records”);

2.2.13 Resident Agreements. The interest of the Seller in, to and under all resident agreements or similar contracts granting to any other Person the right to use or occupy any portion of the Real Property (other than Facility Leases), for which a current rent roll (which contains, at a minimum, resident names, rent and security deposits) is attached hereto as Schedule 2.2.13 (the “Resident Agreements”); and

2.2.14 Other Assets. All other assets, rights, and interest of Seller, used exclusively in connection with the operation of the Business, not constituting Excluded Assets (the “Other Assets”).

2.3 Excluded Assets. Notwithstanding anything to the contrary in Section 2.2, the following property, assets, rights and interests (the “Excluded Assets”) are excluded from the Assets:

2.3.1 Cash. Except for security deposits expressly included in Section 2.2, all cash on hand or on deposit in any operating account or other account or reserve maintained in connection with the Real Property or the Business;

2.3.2 Third-Party Assets. Any removable fixtures, personal property or intellectual property owned by any Resident and any third-parties, and more particularly set forth on the attached Schedule 2.3.2 to the extent the same are located other than in Resident rooms;

2.3.3 Accounts Receivable. Seller’s accounts receivable, rents receivable, refunds, credits, and other revenue accruing prior to the Cut-Off Time;

2.3.4 Unwanted Assets. Any other assets of Seller that, notwithstanding their inclusion within the definition of Assets, Purchaser specifically declines to accept by written notice to Seller prior to the expiration of the Inspection Period;

2.3.5 Insurance Policies; Tax Refunds. Seller’s insurance policies and the rights to all proceeds and payments therefrom or thereunder (subject to Seller’s obligation to provide such funds in connection with any indemnification to Purchaser hereunder); and any tax, or other, refunds or reimbursement settlements due to Seller from a period prior to the Closing Date;

2.3.6 Books and Records. Seller’s articles of organization, operating agreement, minute books, tax returns, books of account, or other records concerning the organization, ownership or capitalization of Seller; all operating and employee procedures, handbooks, and manuals; any and all books and records not related to any of the Assets; and Seller’s federal employer identification number, limited liability company charter number and provider agreements/numbers; and

2.3.7 Prepaid Expenses. Seller’s prepaid expenses pertaining to items such as, without limitation, utilities, supplies and equipment, insurance and workers’ compensation premiums, taxes, employee benefits, and professional services.

2.4 SSL Riverview Assets. In this Agreement the term “SSL Riverview Assets” means SSL Riverview’s right title and interest in and to:

2.4.1 the Fee Premises,

2.4.2 the Improvements,

2.4.3 the SSL Riverview Personal Property

2.4.4 any fixtures located on, attached to and/or forming a part of the Real Property, other than those which constitute the Improvements;

2.4.5 to the extent assignable or transferable, all of SSL Riverview’s right, title and interest in and to any licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by SSL

Riverview with respect to any of the SSL Riverview Assets, including, without limitation, all such licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority required for the use, operation, or occupancy of the Real Property as a licensed assisted living facility in accordance with Applicable Law (the “SSL Riverview Licenses and Permits”);

2.4.6 to the extent assignable or transferrable, any Plans and Specifications, as they relate to the Fee Premises and the Improvements;

2.4.7 to the extent assignable or transferrable, any Warranties, as they relate to the Fee Premises and the Improvements; and

2.4.8 to the extent assignable or transferrable, any General Intangibles, as they relate to the Fee Premises and the Improvements.

2.5 Retained Liabilities. Purchaser is assuming no Liabilities attributable to the operation or ownership of the Assets which arose, accrued or occurred prior to the Closing Date, all of which Seller shall pay, discharge, and perform when due, including, but not limited to all Liabilities concerning:

2.5.1 Matters Arising Prior to Closing Date. Any Liabilities under the Facility Leases, Contracts, Resident Agreements and Licenses and Permits which have arisen, accrued or pertain to a period prior to the Closing Date, including, without limitation, the Liability for the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing Date under the Facility Leases, Contracts, and Licenses and Permits;

2.5.2 Taxes and Assessments. The payment of all Taxes and assessments due and payable or accrued but not yet paid prior to the Closing Date, except to the extent Purchaser has received a credit for such Taxes and assessments under Article 9;

2.5.3 Employment Matters. The employment and employment benefits of any Employees, including the payment of any compensation, accrued paid time off, sick time, personal days and any amounts accrued under any employee benefit or welfare plans of Seller;

2.5.4 Personal Injury; Property Damage. Any claim for personal injury or property damage to a Person which is based on any event which occurred at any portion of the Real Property or in connection with the Business prior to the Closing Date;

2.5.5 Excluded Assets. Any Liability associated with any of the items constituting Excluded Assets;

2.5.6 Environmental Matters. Any statutory or common law liability arising from or in connection with any environmental health or safety liabilities arising or relating to (i) the ownership or operation by any Person at any time on or prior to the Closing Date of any of the Assets or SSL Riverview Assets, or (ii) any bodily injury (including illness, disability and death, regardless of when any bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any assets in any way arising from or allegedly arising from any hazardous activity conducted by any Person with respect to any of the Assets or SSL Riverview Assets, that was present or suspected to be present on or before the Closing Date on or at the Real Property or any portion thereof (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any property and was present or suspected to be present on any portion the Real Property, on or prior to the Closing Date), or was released or allegedly released by any Person on, at, or about the Assets at any time on or prior to the Closing Date

2.5.7 Litigation. Any actual, pending or threatened litigation with respect to any of the Assets or the Business arising from acts or omissions committed or alleged to have been committed prior to the Closing Date, including without limitation, such litigation disclosed on Schedule 5.1.9;

2.5.8 Current Lease. Any and all matters arising under the Current Lease; and

2.5.9 Additional Matters. Any matters, in addition to and notwithstanding those matters otherwise identified in this Section 2.5, specifically identified on Schedule 2.5 (collectively, all items contained in this Section 2.5 being the “Retained Liabilities”).

The rights and obligations of the Parties under this Section 2.5 shall survive the Closing.

2.6 Assumed Liabilities. At Closing, Purchaser shall assume (i) all Liabilities under the Facility Leases, Facility Contracts, Licenses and Permits and Resident Agreements that are not Retained Liabilities and that arise or accrue on or after the Closing Date, and (ii) the payment of Taxes and property owner association assessments, if any, which arise or accrue on or after the Closing Date (“Assumed Liabilities”). The rights and obligations of the Parties under this Section 2.6 shall survive Closing.

3.	PURCHASE PRICE

3.1 Purchase Price. The purchase price for the Assets and the SSL Riverview Assets is TWENTY-FIVE MILLION, FIVE HUNDRED THOUSAND AND NO/100 Dollars ($25,500,000.00) (the “Purchase Price”), subject to adjustment at Closing as expressly set forth in this Agreement. The Purchase Price will be paid to SSL Riverview and Seller as jointly directed by Seller and SSL Riverview in writing to the Escrow Agent prior to Closing.

3.2 Deposit.

3.2.1 Deposit. Within three (3) Business Days after the Effective Date, Purchaser shall deliver to Escrow Agent the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($150,000.00), in immediately available funds by federal wire transfer, which shall be held by the Escrow Agent as a deposit under this Agreement (the “First Deposit”). Unless this Agreement is terminated prior to the expiration of the Inspection Period, whereupon the First Deposit shall be promptly returned by Escrow Agent to the

Purchaser, Purchaser shall, within three (3) Business Days following the expiration of the Inspection Period, deposit with the Title Company an additional sum equal to ONE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($150,000.00)(the “Second Deposit”) in good funds either by certified bank or cashier’s check or by federal wire transfer. The First Deposit and the Second Deposit (together totaling $300,000.00), together with any interest earned thereon as provided herein, shall hereinafter be referred to collectively as the “Deposit”.

3.2.2 Maintenance of Deposit. The Deposit shall be held by the Escrow Agent in an interest-bearing account and the rate of interest shall be the rate provided on the account by the applicable depository. All interest will accrue to Purchaser and be reported to the Internal Revenue Service for the account of Purchaser with the address provided herein and taxpayer identification number of 36-4813948. The Deposit shall be held by Escrow Agent pursuant to the terms and conditions of this Agreement with such changes thereto as may be agreed to by Seller and Purchaser pursuant thereto. The Deposit shall be fully refunded to Purchaser upon termination of this Agreement by Purchaser prior to the expiration of the Inspection Period and otherwise if this Agreement is terminated by Purchaser in accordance with any right of Purchaser to do so under this Agreement. Otherwise, it shall be non-refundable to Purchaser except as expressly provided in this Agreement. If the Deposit is to be paid to Seller and SSL Riverview under the provisions of this Agreement, Escrow Agent shall pay the Deposit on the terms and conditions set forth herein pro rata to Seller and SSL Riverview in proportion the Purchase Price is payable to Seller and SSL Riverview pursuant to Section 3.1 or as otherwise directed in writing by Seller and SSL Riverview. Escrow Agent shall not be responsible for any penalties, or loss of principal or interest or any delays in the withdrawal of the Deposit which may be imposed by the depository as a result of the making or redeeming of the investment pursuant to the instructions of Purchaser and Seller, nor shall Escrow Agent be liable for any loss or impairments of funds while those funds are in the course of collection or while those funds are on deposit in a financial institution if such a loss or impairment results from the failure, insolvency or suspension of such financial institution. Escrow Agent is not responsible for levies by taxing authorities based on the taxpayer identification number used to establish the account. Purchaser and Seller are aware of the Federal Deposit Insurance Corporation (“FDIC”) coverage limits for each individual depositor. Further, Purchaser and Seller understand that Escrow Agent assumes no responsibility for any loss that occurs due to any individual depositor’s account balance exceeding the amount, if any, insured by the FDIC, and Purchaser and Seller will not hold Escrow Agent liable for any such loss. Purchaser and Seller further understand that certain banking instruments are not covered at all by FDIC insurance. The Deposit held by Escrow Agent shall be subject to the provisions of Chapter 717, Florida Statutes.

3.2.3 Disbursement of Deposit to Seller. At Closing, Purchaser shall cause the Escrow Agent to disburse the Deposit to Seller as set forth in Section 3.2.2, and Purchaser shall receive a credit against the Purchase Price in the amount of the Deposit.

3.2.4 Refund of Deposit to Purchaser. If this Agreement is terminated and Purchaser is entitled to a refund of the Deposit under any express provision of this Agreement, then the Escrow Agent shall disburse the Deposit to Purchaser no later than two (2) Business Days after termination.

3.2.5 Forfeiture of Deposit. If Purchaser’s Default occurs and remains uncured beyond any applicable cure period, upon the expiration of such cure period, Purchaser shall forfeit the Deposit and Escrow Agent shall disburse the Deposit to Seller and SSL Riverview no later than two (2) Business Days after the expiration of such cure period.

3.2.6 Disagreements Regarding Deposit. If Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid or if a dispute should develop among Seller, SSL Riverview and Purchaser concerning the disposition of the Deposit, then in any such event, Escrow Agent shall pay the Deposit in accordance with the joint (or consistent) written instructions of Seller and SSL Riverview and Purchaser. In the event that such joint (or consistent) written instructions shall not be received by Escrow Agent within ten (10) Business Days after Escrow Agent shall have served written requests for such joint (or consistent) written instructions upon Seller, SSL Riverview and Purchaser, Escrow Agent shall have the right to pay all of the Deposit into a court of competent jurisdiction in Hillsborough County, Florida and to interplead Seller, SSL Riverview and Purchaser in respect thereof; and, thereafter, Escrow Agent shall be discharged of any further or continuing obligations in connection with the Deposit.

3.2.7 Escrow Agent’s Costs and Expenses. If costs and expenses (including attorneys’ fees) are incurred by Escrow Agent because of litigation or any dispute between Seller, SSL Riverview and Purchaser arising out of the holding of the Deposit, the non-prevailing party in such dispute shall reimburse Escrow Agent for reasonable costs and expenses incurred. Escrow Agent shall not be responsible for the validity, correctness or genuineness of any document or notice referred to herein; and, in the event of any dispute under this Agreement relating to the disposition of the Deposit, Escrow Agent may seek advice from its own counsel and, provided that Escrow Agent tenders the Deposit into a court of competent jurisdiction in Hillsborough County, Florida, Escrow Agent shall be fully protected in any action taken in good faith in accordance with the opinion of Escrow Agent’s counsel. Seller and Purchaser hereby agree and acknowledge that the Escrow Agent assumes no Liability in connection with the holding or investment of the Deposit pursuant hereto, except for the negligence or willful misconduct of Escrow Agent and its employees and agents, and Seller, SSL Riverview and Purchaser hereby agree to indemnify and hold Escrow Agent harmless from and against all Liability, costs, damages, including court costs and attorney’s fees, which Escrow Agent may in good faith sustain or incur in connection with this Agreement, except for the negligence or willful misconduct of Escrow Agent and its employees and agents.

3.3 Payment of Purchase Price.

3.3.1 Payment at Closing. At Closing, Purchaser shall pay to Seller and SSL Riverview in immediately available funds by federal wire transfer an amount equal to the Purchase Price (as set forth in Section 3.1 and adjusted pursuant hereto), less the Deposit (as allocated among Seller and SSL Riverview pursuant to Section 3.2) and the Escrow Amount (as allocated to Seller pursuant to Section 12.7). Purchaser shall cause the wire transfer of funds to be received by Escrow Agent no later than 5:00 p.m. (Eastern Time) on the Closing Date.

3.3.2 Payment of Escrow Amount. At Closing, Purchaser shall deliver by wire transfer of funds the Escrow Amount to the Escrow Agent pursuant to the Escrow Agreement.

3.3.3 Method of Payment. All amounts to be paid by Purchaser to Seller or SSL Riverview pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.

3.4 Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated between the Real Property and the Personal Property for transfer tax purposes as determined by Purchaser in Purchaser’s sole and absolute discretion. Except as set forth in the preceding sentence, each Party shall allocate the Purchase Price among the Assets and the SSL Riverview Assets (as applicable) as determined by such Party in its sole and absolute discretion.

4.	DUE DILIGENCE AND INSPECTION

4.1 Right to Inspect. At all reasonable times, Purchaser and Purchaser’s Inspectors shall, subject to reasonable advance notice to the Seller and SSL Riverview, have the right to enter upon the Real Property and to perform, at Purchaser’s expense, such Inspections of and concerning the Assets, and other tests, studies, reviews and investigations, as Purchaser may deem appropriate. Purchaser shall have the right to meet and interview, upon two (2) Business Days’ notice, with the Seller present if Seller so elects, the Executive Director of the Facility to discuss the Business, including the revenues, expenses, operation and physical condition of the Assets. Purchaser shall also have the right, with Seller’s prior consent (not to be unreasonably conditioned, withheld or delayed) to meet with other employees of the Facility as reasonably required to perform due diligence or to commence discussions regarding transition of employment at Closing, with the Seller present if the Seller so elects. In addition, Purchaser shall have the right, but not the obligation, to contact such Governmental Authorities as it may elect in connection with the transactions contemplated by this Agreement. Purchaser shall undertake commercially reasonable efforts to ensure that the Inspections shall not unreasonably interfere with the operation of the Business. To the extent in Seller’s or SSL Riverview’s possession or control, within three (3) Business Days of the Effective Date Seller and SSL Riverview, as applicable with respect to the Assets and the SSL Riverview Assets, shall furnish to Purchaser copies of the following information with respect to the Assets and the SSL Riverview Assets:

(i) Warranties which are still in effect to which either Seller may be entitled to make a claim;

(ii) Licenses and Permits;

(iii) The most recent real estate tax statements with respect to the Real Property, if any;

(iv) Surveys, engineering and architectural plans, drawings and specifications relating to the Real Property (or any portion thereof), as applicable, including, without limitation, the Plans and Specifications all of which are delivered without representation or warranty of any kind;

(v) Contracts;

(vi) Copies of the Books and Records applicable to the Business;

(vii) Facility Leases and all agreements for real estate commissions, brokerage fees, finder’s fees or other compensation payable in connection therewith which will be binding on Purchaser;

(viii) A copy of each form of Resident Agreement currently in effect;

(ix) Three (3) years of certified or audited Facility-level financial statements for the Business; and

(x) All other information and documentation that Purchaser may reasonably request in writing regarding the Assets and SSL Riverview Assets.

From the Effective Date through Closing, Seller and SSL Riverview shall continue to cooperate with Purchaser in the conduct of its inspections and review of the Assets and SSL Riverview Assets by providing access to the Facility, answering questions of Purchaser and providing updates of the rent rolls and other financial information provided as set forth above or otherwise in the Agreement as the same are produced or at the reasonable request of Purchaser. Purchaser and Purchaser’s Inspectors shall take all reasonable precautions to minimize the impact on the Assets, SSL Riverview Assets and the Business of any Inspections. With respect to physical Inspections of the Assets and SSL Riverview Assets to be conducted by Purchaser (e.g., environmental inspections), Purchaser shall retain professional third-party consultants to complete such Inspections and shall require such third-party consultants to maintain liability insurance coverage for their activities that is consistent with liability insurance coverage customarily maintained by similar professional third-party consultants. Such third-party consultants will be notified of and advised to comply with the confidentiality provisions set forth in this Agreement. If Purchaser or Purchaser’s Inspectors intend to take any sample from the Real Property in connection with any physical investigations permitted herein, then Purchaser shall obtain Seller’s and SSL Riverview’s prior written approval, as to the nature, scope and timing of such sampling (such approval not to be unreasonably withheld, delayed or conditioned), or alternatively, Seller and SSL Riverview, if they so choose, may perform their own sampling and analysis at their sole cost and expense. Purchaser shall, immediately after any entry, inspection or test, restore the Assets and SSL Riverview Assets, in all material respects and at its sole cost, to the condition which existed immediately prior thereto (to the extent practicable), including replacing paving and landscaping. The foregoing restoration obligations of Purchaser shall survive the Closing or earlier termination of this Agreement.

4.2 Matters Relating to Title.

4.2.1 State of Title. Purchaser may obtain, at its own cost, a current title commitment (the “Title Commitment”) with respect to the Real Property, together with legible copies of all title exception documents. Purchaser may also obtain, at its own cost, Surveys during the Inspection Period. Within ten (10) Business Days after the date of receipt by Purchaser of the Title Commitment and Surveys, but in any event prior to the expiration of the Inspection Period, Purchaser may submit to SSL Riverview a written Notice from Purchaser (“Title Notice”) specifying any alleged defects in or objections to the title shown in the Title Commitment or the Survey. Any matters to which Purchaser objects in the Title Notice shall constitute “Title Exceptions”, and any survey defects to which Purchaser objects in the Title Notice shall constitute “Survey Defects” (the Title Exceptions and Survey Defects shall collectively be referred to as the “Unpermitted Exceptions”). SSL Riverview shall notify Purchaser and Seller in writing within five (5) Business Days of receiving the Title Notice (the “Exception Cure Period”) whether SSL Riverview will cure any Unpermitted Exceptions set forth in the Title Notice and, if SSL Riverview elects to attempt to cure such Unpermitted Exceptions, SSL Riverview shall do so at its own expense (the failure to so notify Purchaser within such five (5) Business Days being deemed an election not to cure such Unpermitted Exceptions). Upon Purchaser’s failure to timely object, all matters shown on the Title Commitment or on the Surveys shall not need to be cured by SSL Riverview (each a “Permitted Exception”). Any matter which SSL Riverview elects not to cure or does not cure shall also be deemed a Permitted Exception unless Purchaser elects to terminate this Agreement by written notice to Seller within ten (10) days after Purchaser receives written notice of SSL Riverview’s election not to cure such objection or notice that SSL Riverview has been unable to cure such objection in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4 and Seller and SSL Riverview shall have no obligation to reimburse Purchaser for any out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement. Seller and SSL Riverview agree that, to the extent an election is made to cure an objection, the party pursuing such cure will use reasonable commercial efforts in the pursuit of such cure.

4.2.2 Updated Title Commitment, Surveys, and Third Party Reports. If prior to Closing (i) any update of the Title Commitment discloses any Title Exception which is not disclosed in the original Title Commitment previously obtained by Purchaser (a “New Title Exception”), (ii) any update of the Surveys obtained by Purchaser discloses any Survey Defect which is not disclosed in the Surveys previously obtained by Purchaser (a “New Survey Defect”), or (iii) any updated third-party report obtained by Purchaser discloses a material and adverse change in the condition of the Facility occurring after the expiration of the Inspection Period, which in each case was caused by the action or inaction of SSL Riverview with respect to the SSL Riverview Assets or Seller with respect to the Assets (a “New Report Defect”), upon written objection from Purchaser, (i) SSL Riverview shall remove or cure such New Title Exception, New Survey Defect or New Report Defect (if caused by the action or inaction of SSL Riverview and applicable to the SSL Riverview Assets) and Seller shall remove or cure such New Report Defect (if caused by the action or inaction of Seller and applicable to the Assets or SSL Riverview Assets) at or prior to Closing. In the event that Seller (with respect to the Assets or the SSL Riverview Assets as provided herein) or SSL Riverview (with respect to the SSL Riverview Assets as provided herein) fail to remove or cure such New Title Exception, New Survey Defect or New Report Defect at or prior to Closing, Purchaser shall be entitled, as its sole remedy, to proceed under Section 4.2.1 above. Neither Seller not SSL Riverview will create or permit to exist any New Title Exception or New Survey Defect, without the prior written consent of Purchaser.

4.2.3 Title Policies. At Closing, Purchaser’s obligation to close are conditioned on the Title Company issuing a marked down commitment or proforma policy unconditionally committing to issue an owner’s title insurance policy to Purchaser and a loan policy to Purchaser’s lender, as applicable, subject only to the applicable Permitted Exceptions (the “Title Policies”).

4.2.4 Conveyance of the Fee Premises and Improvements. At Closing, SSL Riverview shall convey the Fee Premises and Improvements to Purchaser by the Deed subject only to the Permitted Exceptions.

4.3 Assignment and Assumption of Facility Contracts, Facility Leases, and Licenses and Permits.

4.3.1 On the Closing Date, the Facility Contracts, Facility Leases, and Licenses and Permits approved by Purchaser during the Inspection Period, together with the Resident Agreements, shall be assigned by Seller and assumed by Purchaser as of the Closing Date pursuant to the “Assignment and Assumption” (as described in Section 8.3.4), with Seller being responsible for the payment of any fee or other charge imposed by any party in connection with such transfer. Notwithstanding the foregoing, on or before the termination of the Inspection Period, Purchaser shall identify to Seller in writing which Facility Contracts, Facility Leases, and Licenses and Permits it agrees to assume, and Seller shall retain, as Retained Liabilities, all Liability for all other instruments that would be deemed Facility Contracts, Facility Leases, or Licenses and Permits, but for Purchaser’s failure to approve the same. Notwithstanding anything to the contrary, Purchaser shall not be responsible for the obligations under any Contracts, Facility Leases, and Licenses and Permits that it does not expressly approve in writing during the Inspection Period and assume in the Assignment and Assumption. Notwithstanding anything contained herein, SSL Riverview will assign (to the extent assignable and transferrable) to Purchaser and Purchaser shall assume at Closing, the SSL Riverview Licenses and Permits pursuant to the “SSL Assignment and Assumption” (as described in Section 8) with Seller being responsible for the payment of any fee or other charge imposed by any party in connection with such transfer.

4.4 Inventory. During the Inspection Period, Purchaser and its representatives shall be permitted to enter the Real Property for the purpose of taking an inventory of all Personal Property and SSL Personal Property related to the Business. Purchaser shall undertake commercially reasonable efforts to ensure that such inventory shall not unreasonably interfere with the operation of the Business.

4.5 Licensing. The Parties acknowledge that due to the nature of the Business, certain regulatory approvals, licenses and authorizations must be obtained from certain Governmental Authorities prior to Closing (collectively, the “Licensing Approvals”). Purchaser shall use good faith efforts to facilitate the Licensing Approvals in favor of Purchaser or New Tenant, as applicable. Further, pursuant to the Operations Transfer Agreement, Seller shall cooperate with Purchaser and/or New Tenant in seeking the Licensing Approvals; additionally; Seller will use good faith efforts to effectuate the transfer of any existing regulatory approvals, licenses and/or authorizations assigned from Seller to Purchaser, New Tenant and/or New Manager (as applicable), to the extent allowed under Applicable Law. Seller shall solely responsible for the payment of any assessments, fines, penalties, charges or other costs in connection with such Seller’s licenses which arise prior to the Closing Date. This Section 4.5 shall survive Closing.

4.6 Purchaser’s Election Whether or Not to Proceed. If Purchaser determines in its sole discretion for any reason, or no reason at all, that it elects to terminate this Agreement and Purchaser notifies Seller, SSL Riverview and the Escrow Agent of such determination in writing prior to the expiration of the Inspection Period, then the Deposit shall be returned to Purchaser, this Agreement shall be of no further force or effect, and the Parties hereto shall have no further obligations to the other (except for any obligations or Liabilities that expressly survive termination of this Agreement). Upon the expiration of the Inspection Period, the Deposit shall be nonrefundable to Purchaser except in the case of a Seller’s or SSL Riverview’s Default, the failure to occur of a Purchaser’s Closing Condition, or as otherwise expressly set forth herein. In any instance where Purchaser has the discretion to elect to terminate this Agreement, and in fact does elect to terminate this Agreement pursuant to this Article 4, Escrow Agent shall return the Deposit to Purchaser without further instructions, consent or written authorization by Seller or SSL Riverview. This provision shall constitute the mutual escrow instructions to Escrow Agent and Escrow Agent shall be entitled and required to rely upon such instructions to return the Deposit to Purchaser without consent or further action by Seller or SSL Riverview.

4.7 Release and Indemnification. Purchaser (for itself and all Purchaser’s Indemnitees) hereby releases Seller’s Indemnitees and SSL Indemnitees for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Inspections, except (a) with respect to Seller, to the extent resulting from the gross negligence or willful misconduct of any of Seller’s Indemnitee and (b) with respect to SSL Riverview, to the extent resulting from the gross negligence or willful misconduct of any SSL Riverview Indemnitee. Purchaser shall indemnify, defend and hold harmless Seller’s Indemnitees and SSL Riverview Indemnitees in accordance with Article 12 from and against any Indemnification Loss incurred by any Seller Indemnitee or SSL Riverview Indemnitee arising from or in connection with the Inspections, except (x) with respect to Seller, to the extent resulting from the gross negligence or willful misconduct of any Seller Indemnitee and (b) with respect to SSL Riverview, to the extent resulting from the gross negligence or willful misconduct of any SSL Riverview Indemnitee. This Section 4.7 shall survive Closing. For the avoidance of doubt, the release and indemnification of Seller’s Indemnitees hereunder shall not be voided or limited by the gross negligence of willful misconduct of any SSL Riverview Indemnitee, nor shall the release and indemnification of any SSL Riverview Indemnitee hereunder be voided or limited as a result of the gross negligence or willful misconduct of any Seller Indemnitee.

4.8 Lift Station Easement. During the Inspection Period, SSL Riverview and Purchaser agree to work diligently and in good faith to agree on the location and form of an easement for the lift station serving the Improvements (the “Lift Station Easement”). In the event that such easement is not agreed to during the Inspection Period, either party may terminate this Agreement by notice to the other party in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further obligations under this Agreement except for any obligation which, by its express terms, survives any termination of this Agreement.

4.9 CONDITION OF ASSETS; AS IS; WHERE IS SALE. PURCHASER AGREES THAT IT WILL PERFORM SUCH INSPECTIONS OF THE ASSETS AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS IT DEEMS NECESSARY PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, AND THAT PURCHASER SHALL RELY SOLELY UPON SUCH INSPECTIONS IN PURCHASING THE ASSETS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY SELLER’S DOCUMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE ASSETS IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL FAULTS AND EXISTING DEFECTS (PATENT AND LATENT). EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY SELLER’S DOCUMENT, PURCHASER IS NOT RELYING ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR REPRESENTATION MADE BY SELLER OR SSL RIVERVIEW OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER, SSL RIVERVIEW OR ANY OTHER PERSON AS TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE ASSETS; THE INCOME OR EXPENSES FROM OR OF THE ASSETS; THE BOOKS AND RECORDS RELATING TO THE ASSETS; THE COMPLIANCE OF THE ASSETS WITH APPLICABLE BUILDING OR FIRE CODES OR OTHER FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS; THE PRESENCE OF ANY HAZARDOUS SUBSTANCES AT, ON, UPON OR UNDER THE REAL PROPERTY, OR THE PRESENCE OF ANY ENVIRONMENTALLY HAZARDOUS WASTES OR MATERIALS ON OR UNDER THE REAL PROPERTY; AND ANY PERMITTED USE OR THE ZONING CLASSIFICATION OF THE REAL PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY SELLER’S DOCUMENT, SELLER AND SSL RIVERVIEW SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE ASSETS UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT OR IN ANY SELLER’S DOCUMENT, NEITHER SELLER, NOR SSL RIVERVIEW, NOR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER OR SSL RIVERVIEW, NOR ANY OTHER PERSON ACTING ON BEHALF OF SELLER OR SSL RIVERVIEW, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. SELLER AND SSL RIVERVIEW MAKE NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA, OR INFORMATION DELIVERED TO PURCHASER BY SELLER, SSL RIVERVIEW OR ANY THIRD PARTIES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED

HEREBY, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY SELLER’S DOCUMENT.    NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES SSL RIVERVIEW FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH THE RETAINED LIABILITIES, WHICH SHALL BE THE SOLE RESPONSIBILITY OF SELLER AND FOR WHICH SELLER AGREES TO ASSUME SOLE RESPONSIBILITY. PURCHASER, SELLER AND SSL RIVERVIEW AGREE THAT THE PROVISIONS OF THIS SECTION 4.8 SHALL SURVIVE THE CLOSING OR THE EARLIER EXPIRATION OR TERMINATION OF THIS AGREEMENT.

5.	REPRESENTATIONS AND WARRANTIES

5.1 Seller’s Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, Seller, hereby makes the representations and warranties in this Section 5.1, upon which Seller acknowledge and agree that Purchaser is entitled to rely, and as of Closing shall provide a certificate reconfirming that all such representations and warranties remain true and correct as of the Closing Date.

5.1.1 Organization and Power. Seller represents and warrants that it is duly formed, validly existing, in good standing in the jurisdiction of its formation, and is qualified to do business in the jurisdictions in which the Assets are located and has all requisite power and authority to own the Assets and conduct its business as currently owned and conducted.

5.1.2 Authority and Binding Obligation. (i) Seller represents and warrants that it has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement (the “Seller’s Documents”), and to perform all obligations required by Seller under this Agreement and each of Seller’s Documents, (ii) the execution and delivery by Seller of this Agreement and, when executed and delivered, Seller’s Documents, and the performance by Seller of its obligations under this Agreement and, when executed and delivered, each of Seller’s Documents, have been duly and validly authorized by all necessary action by Seller, (iii) this Agreement and, when executed and delivered, Seller’s Documents constitutes, or will constitute, legal, valid and binding obligations of Seller enforceable against such Seller in accordance with its and their terms, except to the extent Purchaser itself is in default hereunder or thereunder; and (iv) all persons who have executed this Agreement on behalf of Seller have been duly authorized to do so by all necessary company action of Seller and all persons who execute instruments required to be executed and delivered by Seller before or at the Closing, including the Seller’s Documents, shall have been duly authorized to do so by all necessary company action of Seller.

5.1.3 Title to the Assets. Seller represents and warrants that it owns all of the Assets free and clear of all liens, mortgages, security interests, adverse claims, and all encumbrances (other than those that will be released or assumed upon Closing).

5.1.4 Ownership of Assets. The Assets, together with the Excluded Assets, constitute all interests in all assets owned or controlled by Seller, any of its Affiliates which are located at or used in connection with the operation of the Business.

5.1.5 Real Property. Seller has not received written notice of any zoning, land use or building code violation relative to the Real Property which has not been cured prior to the date hereof. Seller has no knowledge of any pending litigation or dispute concerning the location of the lines and corners of the Real Property. Seller has no knowledge of any claim of adverse possession with respect to the Real Property.

5.1.6 Consents and Approvals; No Conflicts. Seller represents and warrants that, subject to the recording of Seller’s Documents, as appropriate, (a) except with respect to regulatory notices and approvals and the issuance of licenses and permits to operate the Facility required by Applicable Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by it of any of such Seller’s Documents, or the performance by such Seller of any of its obligations under this Agreement or any of Seller’s Documents or the consummation by Seller of the transactions described in this Agreement, except to the extent (i) such permit, authorization, consent or approval has been or will be obtained by Seller, Purchaser, New Tenant or New Manager, as required by Applicable Law, prior to or at Closing or in the ordinary course after Closing or (ii) obtaining such permit, authorization, consent or approval is Purchaser’s, New Tenant’s or New Manager’s responsibility hereunder or by Applicable Law, and (b) neither the execution and delivery by Seller of this Agreement or any Seller’s Documents to which it is a party, nor the performance by Seller of any of its obligations under this Agreement or any of such Seller’s Documents, nor the consummation by Seller of the transactions described in this Agreement, will (i) violate any provision of Seller’s organizational or governing documents, (ii) violate any Applicable Law to which Seller is subject, (iii) result in a violation or breach of, or constitute a default under any of the Contracts that affect Seller or any of the Assets in any respect, or (iv) result in the creation or imposition of any lien or encumbrance on any of the Assets or any portion thereof.

5.1.7 Condemnation. Seller represents and warrants as to itself that it has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain and, to Seller’s knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting any of the Real Property, or any portion thereof.

5.1.8 Compliance with Applicable Law. To Crossings at Riverview’s knowledge, there is no, and neither Seller has received any written notice of, any violation of any provision of Applicable Law (including, but not limited to, the Americans with Disabilities Act, the WARN Act, COBRA, and Environmental Laws), with respect to the ownership, operation, use, maintenance or condition of any of the Assets or the SSL Riverview Assets which has not been cured or dismissed with prejudice.

5.1.9 Litigation. Except as set forth on Schedule 5.1.9, Seller represents and warrants that it has not been served or, to its knowledge, threatened with any court filing in any litigation, or received written notice of any claim, charge or complaint with respect to any Assets or the Facility which has not been resolved, settled or dismissed and which would reasonably be expected to result in a material adverse impact on the Assets or Seller’s title to any of the Assets.

5.1.10 Taxes. Seller represents and warrants that all Taxes which would be delinquent if unpaid at Closing will be paid in full or prorated at Closing as part of the Prorations pursuant to Article 9; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at Closing. Seller is not currently contesting any Taxes with respect to the Assets. Seller represents and warrants that all state and local tax returns and tax reports required to be filed by Seller with respect to the Assets owned by it on or before the Effective Date have been timely filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed. Seller represents and warrants as to itself that there are no outstanding or pending claims, deficiencies or assessments for Taxes due and payable, interest or penalties with respect to the Assets owned by Seller for any taxable period. Seller represents and warrants as to itself that all state, and local income, franchise, sales, use, property, excise, payroll and other Taxes (including interest and penalties and including estimated Tax installments where required to be filed and paid) due from or with respect to the Assets owned by it prior to the date hereof have been fully paid, and appropriate accruals have been made on the books of Seller for taxes not yet due and payable. Seller represents and warrants as to itself that all Taxes and other assessments and levies which Seller is required by law to withhold or to collect with respect to the Assets and, to its knowledge, the SSL Riverview Assets, have been duly withheld and collected, and have been paid over to the proper Governmental Authorities to the extent due and payable. Seller represents and warrants as to itself that there are no outstanding or pending claims, deficiencies or assessments for Taxes due and payable, interest or penalties with respect to the Assets or, to its knowledge, the SSL Riverview Assets, for any taxable period.

5.1.11 Licenses and Permits. Seller has made available, or will make available no later than within the first ten (10) days of the Inspection Period, to Purchaser true and complete copies of the Licenses and Permits that are necessary for the ownership and operation of the Assets, a complete listing of which is attached hereto as Schedule 2.2.8. Crossings at Riverview represents and warrants that it has not received any written notice from any Governmental Authority of (i) any violation, suspension, revocation or non-renewal of any Licenses and Permits required to operate the Facility as a licensed assisted living facility that has not been cured or dismissed, or (ii) any failure by such Seller to obtain any Licenses and Permits that are required to operate the Facility as a licensed assisted living facility that has not been cured or dismissed.

5.1.12 Facility Leases. Seller represents and warrants as to itself that Schedule 2.2.5 sets forth all Facility Leases and that it has made available, or will make available no later than within the first ten (10) days of the Inspection Period, to Purchaser a copy of each of the Facility Leases in its possession, which are or shall be true, correct and complete copies of the Facility Leases in its possession in all material respects. Seller has not given nor received any written notice of any material breach or default under any of the Facility Leases that has not been cured. Seller represents and warrants that, except as set forth in Schedule 2.2.5, there are no unpaid brokerage commissions or unpaid landlord obligations for tenant improvements in connection with the current term of occupancy or any extension thereof of tenants under the Facility Leases and no tenants are entitled to any rebates, rent concessions or free rent. Seller represents and warrants that no rents due under any of the Facility Leases are presently assigned, hypothecated or encumbered by Seller, other than in connection with any mortgage encumbering the Real Property which shall be satisfied prior to or in connection with the Closing. Seller represents and warrants that no rent under any of the Facility Leases has been prepaid (except for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Facility Leases and except for prepayments set forth in the Facility Leases). Seller represents and warrants that no tenant has notified Seller of its intent to terminate its Facility Lease prior to expiration of the term of such Facility Lease. To Seller’s knowledge, no party to the Facility Leases is in breach or default under any material obligation thereunder. Prior to Closing, Seller will deliver to Purchaser an updated rent roll signed by a representative of Seller.

5.1.13 Possession. Seller represents and warrants that except pursuant to the Permitted Exceptions, Facility Leases and Resident Agreements, no Person other than the Seller has any license, lease or other right relating to the use or possession of the Real Property or any part thereof.

5.1.14 Purchase Rights. Seller represents and warrants that, except for the purchase option held by Seller which will be terminated at Closing, there are no options or other agreements of any kind, whereby any Person other than Purchaser will have acquired or will have any right to acquire title or interest to all or any portion of the Assets or SSL Riverview Assets, and there are no purchase contracts, options or other agreements of any kind, whereby any Person will have acquired or will have any right to acquire title or interest to all or any portion of the Assets or SSL Riverview Assets.

5.1.15 Facility Contracts. Seller represents and warrants as to itself that Schedule 2.2.7 sets forth all material Facility Contracts and that Seller has made available, or will make available no later than within the first ten (10) days of the Inspection Period, to Purchaser true, correct and complete copies of all Facility Contracts to which it is a party, including all material amendments or modifications to same, to the extent within Seller’s possession or control. To Seller’s knowledge, no party to the Facility Contracts is in material breach or default under any obligation thereunder or any provisions thereof. To Seller’s knowledge, no event has occurred and no condition exists that with the passage of time or the giving of notice, or both, would constitute a material default by Seller, to Seller’s knowledge, by any other party to such Facility Contracts. Seller represents and warrants that each of the material Facility Contracts is in full force and effect in accordance with its terms.

5.1.16 Bankruptcy. Seller represents and warrants as to itself that it is not insolvent within the meaning of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and is able to repay its debts as they become due. Seller represents and warrants as to itself that it has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts and no such petition, case or proceeding has been filed against it which have not been dismissed, vacated or stayed on appeal and it has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. Seller represents and warrants as to itself that it has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and it has not made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied and no tax lien or other governmental or similar lien has been filed, against Seller or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

5.1.17 Labor and Employment Matters. Seller represents and warrants that it is not a party to any collective bargaining agreement or relationship with any labor union that affects any of the Assets. Seller represents and warrants that, to its knowledge, within the twelve (12) months preceding the Effective Date there have been no union organizing activities, strikes, work stoppages or slow-downs in respect of the Business, nor has it been asked within such period by any Person to negotiate in connection with entering into any collective bargaining agreement or other contract or written understanding with a labor union or organization or any other Person representing or seeking to represent any Employees.

5.1.18 Construction Contracts. Seller represents and warrants as to itself that there are no outstanding Contracts made by it for the construction or repair of any Improvements, and covenants that it shall discharge and have released of record or bonded or contest in good faith by all applicable proceedings to completion, all mechanic’s, builder’s or materialman’s liens, if any, arising from any labor or materials furnished to any portion of the Real Property prior to the Closing to the extent any such lien is not bonded over pursuant to Applicable Law.

5.1.19 Intentionally Omitted.

5.1.20 Insurance Policies. Seller has not received written notice from any insurance carrier of defects or inadequacies in the Assets which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor. Seller shall maintain uninterrupted insurance coverage through the Closing Date.

5.1.21 Environmental Condition of Real Property. Seller represents and warrants that, to its knowledge, there are no underground storage tanks on any portion of the Real Property and the Real Property does not contain any Hazardous Materials (other than any Hazardous Materials situated at the Real Property in the Ordinary Course of Business or the ordinary course of business of any tenant or other occupant of the Real Property which are stored, held, used and disposed of in compliance with Environmental Laws) and it has no knowledge of any Environmental Claims or Environmental Liabilities in violation of Environmental Laws in respect of the Real Property, or any portion thereof.

5.1.22 Management Agreements. Seller represents and warrants as to itself, that to its knowledge, there are no management agreements with respect to the Assets or SSL Riverview Assets except for the Consulting Services Agreement by and between Seller and its affiliate which will be terminated at Closing.

5.1.23 Compliance with Of-Record Matters. Seller represents and warrants that it has not received any written notice of any violation of any recorded instrument encumbering or relating to any of the Assets or SSL Riverview Assets which remains unresolved.

5.1.24 Finders and Investment Brokers. Except for Blueprint Healthcare Real Estate, who is being paid by Seller pursuant to a separate written agreement, neither Seller nor SSL Riverview has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of such party in connection with the transactions contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions contemplated by this Agreement.

5.1.25 Foreign Person. Seller represents and warrants, as to itself, that it is a “United States Person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

5.1.26 Financial Statements. To Seller’s knowledge, Seller represents and warrants, as to itself, that the profit and loss statements for the Business which were provided to Purchaser: (a) are true and complete copies of the operating statements for such periods prepared in the Ordinary Course of Business operations with respect to the Business; (b) have been prepared in accordance with GAAP; and (c) present fairly, in all material respects, the operation results of the Business for the periods covered by such income statements, subject to standard year-end adjustments for any year to date income statements and financial notes and qualifications to such statements. Upon Purchaser’s request prior to Closing, the Seller will deliver to Purchaser then-current profit and loss statements for the Business.

5.1.27 ERISA. Seller represents and warrants that neither (a) any assets of Seller, including the Assets or, to its knowledge, the SSL Riverview Assets, nor (b) any funds to be used by Seller or, to its knowledge, funds to be used by SSL Riverview with respect to the transactions contemplated pursuant to this Agreement, are, or at the Closing will be, pursuant to ERISA or the Code, considered for any purpose of ERISA or Section 4975 of the Code to be assets of a Plan. Seller represents and warrants that it is not executing this Agreement nor will it be performing its obligations or exercising their rights or remedies under this Agreement on behalf of or for the benefit of any Plan. Seller represents and warrants that neither the execution nor delivery of this Agreement by Seller, nor the performance by Seller of its obligations or the exercise of its rights or remedies under this Agreement, nor any transaction contemplated under this Agreement, is or will be a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.1.28 Resident Agreements. Seller represents and warrants that, to its knowledge, Schedule 2.2.13 is true, correct and complete list and rent roll for Residents at the Facility and that it will make available to Purchaser a copy of each of the Resident Agreements in its possession or control. Seller represents and warrants that it has neither given nor received any written notice of any material breach or default under any of the Resident Agreements, which has not been cured. Except as set forth in Schedule 2.2.13, to Seller’s knowledge, no Residents are entitled to any rebates, rent concessions or free rent. Seller represents and warrants that: (a) there are no unpaid brokerage commissions or unpaid referral fees due in connection with any of the Resident Agreements, (b) no amounts due under any of the Resident Agreements are presently assigned, hypothecated or encumbered, other than in connection with any mortgage encumbering any of the Real Property which shall be satisfied in connection with the Closing, (c) no amounts owing under any of the Resident Agreements has been prepaid (except for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Resident Agreements) and (d) no Resident has notified Seller in writing of its intent to terminate its Resident Agreement prior to expiration of the term of such Resident Agreement.

5.1.29 Intellectual Property. Seller represents and warrants that it owns all rights in, and has all rights necessary to transfer, the Intellectual Property to be transferred hereunder including, without limitation, the rights to the fictitious name “The Crossings at Riverview” which is included with its Intellectual Property and will be transferred to Purchaser at Closing.

5.1.30 Name. Seller represents and warrants that it operates the Business under the name “The Crossings at Riverview” pursuant to a fictitious name filing with the Florida Secretary of State, and Seller, to it knowledge, has not received written notification of any claims or actions by any party disputing or challenging Seller’s right to use such name.

5.1.31 Patriot Act. Seller represents and warrants, as to itself, that its officers, shareholders, and principals, shall not transfer the proceeds obtained as a result of this Agreement to any Person that is listed on the Office of Foreign Assets Control list as “Terrorists” or “Specially Designated Nationals and Blocked Persons”, or otherwise be in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

5.1.32 Intentionally Omitted.

5.1.33 Restriction of Access. Seller represents and warrants that, to its knowledge, it has not received any written notice regarding any current federal, state, county or municipal plans to materially restrict or materially change access to any part of the Real Property from any highway or road leading directly to or abutting any part of the Real Property.

5.1.34 Medicare and Medicaid. Seller represents and warrants as to itself that no payments under Medicare, Medicaid or other similar Governmental Authority payor programs have been received by it with respect to the Business.

5.1.35 Call Systems. Seller represents and warrants that it utilizes and maintains life safely pendants or other forms of similar call systems at the Facility, all of which are operational and sufficient in number to service each licensed bed at the Facility.

5.1.36 Additional Land. Except as set forth on Schedule 5.1.36, Seller represents and warrants that neither it nor any of its Affiliates owns any commercial property within a ten (10) mile radius of the Facility.

5.1.37 Community/Entrance Fees. Seller represents and warrants that no refundable “community fees”, “entrance fees” or similar charges have been or are charged by it to Residents of the Facility.

5.1.38 Affordable Housing Units. Seller represents and warrants as to itself that, to its knowledge, the Facility is not required to lease or reserve any unit or bedroom as an affordable housing unit or bedroom for low or moderate income residents pursuant to any written agreement binding on Seller.

5.2 SSL Riverview Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transactions described in this Agreement, SSL Riverview hereby makes the representations and warranties in this Section 5.2, upon which SSL Riverview acknowledges and agrees that Purchaser is entitled to rely, and as of Closing shall provide a certificate reconfirming that all such representations and warranties remain true and correct as of the Closing Date.

5.2.1 SSL Riverview is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Florida. SSL Riverview has all necessary power and authority to execute, deliver, and perform its obligations under this Agreement and all transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action of SSL Riverview.

5.2.2 The execution, delivery and performance of this Agreement by SSL Riverview and all other agreements referenced in or ancillary hereto to which SSL Riverview is a party or is to become a party at the Closing:

(a) are within SSL Riverview’s powers and are not in contravention of law;

(b) do not and will not conflict with any provision of SSL Riverview’s organizational or governing documents;

(c) will neither conflict with nor result in any breach of or constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under or contravention of, nor cause the acceleration of the maturity of any contract, agreement or obligation, or the creation of any lien, charge, or encumbrance affecting any of the Leased Premises; and

(d) will not violate any statute, law, rule, regulation order, writ, injunction, decree, or judgment of any Governmental Authority (as hereinafter defined) to which SSL Riverview or the SSL Riverview Assets may be subject. For purposes of this Agreement, the term “Governmental Authority” includes any agency, authority, court, department, commission, board, bureau, or instrumentality of the United States and/or each state, county, city, and political subdivision having jurisdiction over, or in which is located, SSL Riverview or the SSL Riverview Assets,

5.2.3 This Agreement and all agreements to which SSL Riverview is or will become a party hereunder or pursuant hereto are and will constitute the valid and legally binding obligation of SSL Riverview and are and will be enforceable against SSL Riverview, in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

5.2.4 Except for matters disclosed on Schedule 5.2.4, there is no action, suit, examination, review, or proceeding by or before any Governmental Authority now pending or, to the knowledge of SSL Riverview, threatened against SSL Riverview or against any property or rights of SSL Riverview, which, if adversely determined, would impair the right of the SSL Riverview to carry out the terms and conditions of this Agreement or adversely affect the SSL Riverview Assets.

5.2.5 SSL Riverview is not in default in the performance, observation, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default would adversely affect the SSL Riverview Assets upon the transfer of the SSL Riverview Assets to Purchaser.

5.2.6 As of the Closing, SSL Riverview will be the sole owner of, and have good and marketable title to, all of the Leased Premises, free and clear of liens, encumbrances, charges, security interests, and adverse claims, except for the Permitted Exceptions. In addition, other than the option to Purchase with Seller which will be terminated at Closing, there are no outstanding contracts, options or rights of first refusal to purchase the any of the SSL Riverview Assets.

5.2.7 SSL Riverview has not received any notice of, nor does it have any knowledge of, any violation or alleged violation of any statute, regulation, rule, ordinance, or other law affecting the Real Property, which has not been cured.

5.2.8 There is not existing, and to SSL Riverview’s knowledge, there is not presently contemplated or proposed, any condemnation, eminent domain, or similar proceeding with respect to all or any portion of the Real Property.

5.2.9 SSL Riverview represents and warrants, as to itself, that it is a “United States Person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

In the event any changed circumstances occur as to any of the representations or warranties stated in this Section 5.2 or in any other part of this Agreement, of which SSL Riverview has actual knowledge, SSL Riverview agrees to promptly disclose the same to Purchaser and to the extent that such representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge. If Purchaser obtains knowledge of any matters prior to the Closing which render any of the SSL Riverview’s representations and warranties contained herein untrue or false in a manner that would have a material adverse effect on the SSL Riverview Assets after Closing (other than a representation or warranty that is violated due to SSL Riverview’s knowledge at the time of making the representation or warranty, or as a result of SSL Riverview’s acts or omissions after the time of making the representation or warranty), Purchaser may either as its sole remedy (a) consummate the acquisition contemplated by this Agreement subject thereto (thereby waiving any claim therefore against SSL Riverview) if Purchaser determines to proceed with the purchase, or (b) Purchaser may terminate this Agreement and neither party shall have any further obligations hereunder except those that expressly survive termination of this Agreement. As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by SSL Riverview to Purchaser, the phrase “to Seller’s knowledge”, or any similar phrase shall mean the actual, not constructive or imputed, knowledge of William H. Long, who is the primary person engaged in managing the SSL Riverview Assets on behalf of SSL Riverview, without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

5.3 Purchaser’s Representations and Warranties. To induce Seller and SSL Riverview to enter into this Agreement and to consummate the transactions described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 5.3, upon which Purchaser acknowledges and agrees that such parties are entitled to rely, and as of Closing shall provide a certificate reconfirming that all such representations and warranties remain true and correct as of the Closing Date.

5.3.1 Organization and Power. Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing in the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

5.3.2 Authority and Binding Obligation. Purchaser has full power and authority to execute and deliver this Agreement and to perform all obligations of Purchaser arising under this Agreement. Subject to Purchaser obtaining approval from its board of directors during the Inspection Period, Purchaser has full power and authority to execute and deliver all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser’s Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser’s Documents. The execution and delivery by the signer on behalf of Purchaser of this Agreement and, when executed and delivered, each of the Purchaser’s Documents, and the performance by Purchaser of its obligations under this Agreement, and when executed and delivered, each of the Purchaser’s Documents, has been, or will be, duly and validly authorized by all necessary actions by Purchaser. This Agreement and, when executed and delivered, each of the Purchaser’s Documents, constitutes, or will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its and their terms, except to the extent Seller is in default thereunder. Unless Purchaser terminates this Agreement prior to the end of the Inspection Period as provided for herein, following the expiration of the Inspection Period, Purchaser shall be deemed to have represented that it has obtained all necessary board of director approvals.

5.3.3 Consents and Approvals; No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of this Agreement or the performance by Purchaser of any of its obligations under this Agreement. Subject to Purchaser obtaining the approval of its board of directors during the Inspection Period, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser’s Documents, the performance by Purchaser of any of its obligations under any of the Purchaser’s Documents, or the consummation by Purchaser of the transactions contemplated by this Agreement or any of the Purchaser’s Documents. With approval of Purchaser’s board of directors, neither the execution and delivery by Purchaser of any of the Purchaser’s Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser’s Documents, nor the consummation by Purchaser of the transactions described in this Agreement, will: (a) violate any provision of the organizational or governing documents of Purchaser; (b) violate any Applicable Law to which Purchaser is subject; or (c) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.

5.3.4 Finders and Investment Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transactions described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.

5.3.5 New Tenant and New Manager Performance. Purchaser is not aware of any reason why New Tenant or New Manager, as applicable, would not be able to (a) apply for and be issued, or assume to the extent permitted by Applicable Law, or that the interest therein may be assigned to and/or assumed by New Tenant or New Manager (as applicable), any and all licenses, certifications, registrations, and/or permits or exemptions therefrom, that relate to, or are utilized in, or are required in the operation of the Facility as a licensed assisted living facility, or (b) enter into the Operations Transfer Agreement.

6.	COVENANTS

6.1 Confidentiality.

6.1.1 Disclosure of Confidential Information. The Parties acknowledge and agree that the existence of this Agreement, the terms of this Agreement and any other information disclosed in Seller’s Due Diligence Materials, Purchaser’s Due Diligence Reports or any other documents, materials, data or other information with respect to the Assets which is not generally known to the public shall be confidential except to the extent already within the public domain or as otherwise required by Applicable Law (including but not limited to in connection with public disclosure obligations required by the United States Securities and Exchange Commission). Notwithstanding the foregoing, Purchaser may reveal and deliver Seller’s Due Diligence Materials, Purchaser’s Due Diligence Reports, and all other documents, information, and materials concerning the Facility to its agents, representatives, lenders, investors, principals, and Affiliates. Nothing herein shall restrict or limit Seller or Purchaser from communicating with tenants, lenders, contract parties, owners’ associations, or Governmental Authorities in connection with obtaining estoppels or other required consents or approvals, as may be reasonably necessary to consummate the transactions contemplated under this Agreement, or Purchaser from contacting property engineers and architects, and other third-party consultants assisting Purchaser in its investigation of the Assets, subject to Section 6.1.3. Nothing herein shall restrict Purchaser from communicating the existence and progress of the transactions contemplated by this Agreement to its agents, representatives, potential managers, lenders, investors, principals or affiliates. Nothing herein shall restrict or limit Seller or SSL Riverview from communicating the existence and progress of the transactions contemplated by this Agreement to their agents, representatives, potential managers, lenders, investors, principals or affiliates.

6.1.2 Public Announcements. No Party shall have the right to make a public announcement regarding the transactions described in this Agreement without the prior approval of the other Parties. The Parties shall approve the timing, form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case such Party shall provide a copy of such announcement to the other Parties but no such approval by any other Party shall be required.

6.1.3 Communication with Governmental Authorities. Purchaser and its representatives and consultants shall have the right to review building department, health department and other local Governmental Authority records with respect to the Assets and the SSL Riverview Assets and the operation of the Business and request written or verbal confirmation of zoning and any other compliance by the Assets and SSL Riverview Assets with any Applicable Laws. Purchaser and its representatives and consultants shall have the right to contact Governmental Authorities to pursue the issuance of any Licenses and Permits desired by Purchaser.

6.2 Assessments. Any assessments (or installments thereof) for improvements or other work at any portion of the Real Property completed prior to Closing and which are due and payable prior to the Closing shall be the responsibility of and paid by Seller and Seller shall indemnify, defend and hold Purchaser harmless from and against any claims therefor any Liability arising therefrom. Otherwise, such assessments accrued but not yet payable shall be prorated pursuant to Section 9.2.1. The obligations under this Section 6.2 shall survive closing.

6.3 Conduct of the Business.

6.3.1 Operation, Maintenance and Repair in Ordinary Course of Business. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall conduct the Business in the Ordinary Course of Business, subject to and in accordance with the Current Lease, as follows (a) performing maintenance and repairs and making capital improvements to the Real Property in the Ordinary Course of Business; and (b) maintaining insurance coverage consistent with Seller’s risk management policies in place as of the Effective Date; and (c) replacing and/or repairing the Personal Property and the SSL Riverview Personal Property in the Ordinary Course of Business. Crossings at Riverview shall maintain the Assets and the SSL Riverview Assets and maintain adequate supplies and inventory in accordance with the Ordinary Course of Business (such obligation to include the maintenance of Seller’s casualty and liability insurance policies in the Ordinary Course of Business), subject to reasonable wear and tear and further subject to destruction by casualty or eminent domain. Purchaser shall have the right to inspect the Assets and SSL Riverview Assets prior to Closing to determine if Seller has breached its covenants in this Section 6.3.1.Seller shall in all material respects comply with the terms conditions and requirements under the Contracts, Facility Leases, and Licenses and Permits, and shall continue to make all payments due thereunder prior to delinquency (whether or not Purchaser shall assume the same). Seller shall not sell, remove or otherwise dispose of any Assets or SSL Riverview Assets other than in the Ordinary Course of Business.

6.3.2 Facility Contracts, Facility Leases, Resident Agreements and Licenses and Permits. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall not, (a) without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, amend, extend, renew or terminate any of the existing Facility Contracts, Licenses and Permits, Facility Leases or Resident Agreements except in the Ordinary Course of Business, or (b) without Purchaser’s prior written consent in its sole discretion procure any new Contract, Facility Leases, Licenses and Permits or Resident Agreements, except, in each instance, in the Ordinary Course of Business, or in the event that Seller are required to act on an emergency basis to enter into any such Contract to prevent material damages to the Assets or the operation of the Business. Notwithstanding the foregoing, from the Effective Date until the Closing or earlier termination of this Agreement, should Seller enter into any such new Contracts, Facility Leases, or Licenses and Permits, whether or not in the Ordinary Course of Business, or should Seller become aware of any Contracts or Licenses and Permits that were not previously disclosed to Purchaser, Seller shall immediately disclose the same to Purchaser in writing, and Purchaser shall have the right take an assignment of such Contracts, Facility Leases, Licenses and Permits at Closing pursuant to the terms of this Agreement. If Purchaser elects not to take an assignment of any such new Contracts, Facility Leases, and Licenses and Permits, such Contracts, Facility Leases, and Licenses and Permits shall be deemed Retained Liabilities of Seller. Seller agrees to provide Purchaser with an updated rent roll each month until Closing.

6.3.3 Interim Reports. From the Effective Date until Closing (or termination of this Agreement), Seller shall provide Purchaser with copies of all monthly financial reports and rent rolls for the Facility which are otherwise provided to SSL Riverview under the Current Lease.

6.3.4 Title. From the Effective Date until the Closing or earlier termination of this Agreement, neither Seller nor SSL Riverview shall create any Title Exception which adversely affects any portion of the Real Property.

6.4 Licenses and Permits. Purchaser shall be responsible for facilitating the transfer of all transferred Licenses and Permits from Seller to Purchaser, New Tenant or New Manager (as applicable) as required by Applicable Law, and Purchaser shall be responsible for obtaining or causing to be obtained by New Tenant or New Manager (as applicable) all other new licenses and permits (to the extent the existing Licenses and Permits are not transferable).    Purchaser shall, or shall cause New Tenant or New Manager (as applicable) to, at its sole cost and expense, promptly submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of the transferred Licenses and Permits or issuance of new licenses and permits as of the Closing, and Seller shall reasonably cooperate with Purchaser, New Tenant and New Manager to cause the transferred Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser, New Tenant or New Manager. This Section 6.4 shall survive the Closing.

6.5 Tax Contests.

6.5.1 Taxable Period Terminating Prior to Closing Date. Seller and SSL Riverview shall retain the right, at their sole cost and expense, to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings; provided, however, Seller shall indemnify and hold Purchaser harmless from and against any Indemnification Loss incurred by Purchaser as a result of Seller exercising its rights to so contest any Taxes under this Section 6.5.1. This Section 6.5.1 shall survive the Closing.

6.5.2 Taxable Period Including the Closing Date. Seller shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period prior to Closing but after the expiration of the Inspection Period and Seller has not commenced any proceeding or process to contest any such Taxes for such taxable period, Purchaser, may request Seller to do so. If Seller desires to contest such Taxes, Seller shall provide written notice to Purchaser within ten (10) days after receipt of Purchaser’s request confirming that Seller will contest such Taxes, in which case Seller shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller will contest such Taxes within such ten (10) day period, Purchaser shall have the right to contest such Taxes, and Seller shall reasonably cooperate with respect to any such contest made by Purchaser. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between such Seller and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party. This Section 6.5.2 shall survive the Closing.

6.5.3 Cooperation. Seller, SSL Riverview and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Parties not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes. This Section 6.5.3 shall survive the Closing.

6.6 Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Parties whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Facility Contracts, Facility Leases, Licenses and Permits or Resident Agreements and to effect any required registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Assets and operation of the Facility.

6.7 Further Assurances. From the Effective Date until the Closing or termination of this Agreement, Seller and Purchaser (and to the extent applicable to the SSL Riverview Assets, SSL Riverview) shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions described in this Agreement and the Operations Transfer Agreement, including, without limitation, (a) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement, the Operations Transfer Agreement or Applicable Law, and (b) effecting all registrations and filings required under this Agreement, the Operations Transfer Agreement or Applicable Law. After Closing, Seller and Purchaser (and to the extent applicable to the SSL River view Assets, SSL Riverview) shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated in this Agreement and the Operations Transfer Agreement.

6.8 Estoppel Certificates. Seller shall use reasonable commercial efforts to assist Purchaser in obtaining estoppel certificates from any third-parties from whom Seller requires the same based upon its due diligence, in forms reasonably satisfactory to Purchaser.

6.9 Exclusivity. Seller, with respect to the Assets, and SSL Riverview, with respect to the SSL Riverview Assets, covenant and agree to refrain during the term of this Agreement from making, accepting, encouraging or soliciting or otherwise pursuing any other offer or proposal or agreement regarding the sale of the Assets and SSL Riverview Assets or any portion thereof or any interest therein, and will deal exclusively with Purchaser in good faith toward the completion of the transactions contemplated herein unless this Agreement shall be terminated as provided herein.

6.10 Bulk Sales. Seller shall, at no expense to Purchaser, comply with all applicable “bulk sales laws” in a timely manner, taking into account the timing of the Closing.

6.11 Employees. At Closing, Seller shall terminate or cause to be terminated employment of all of the Employees. With respect to wages and benefits of Employees, Seller shall be solely responsible for all wages, salaries, bonuses, employment taxes, withholding taxes, and all accrued vacation days, sick days and personal days accruing prior to the Closing Date in their capacity as Seller. Purchaser shall never be or be deemed the employer of any Employee and shall not be liable to any Employee for any wages, salaries, bonuses, vacation days, sick days or personal days in which said Employee may have acquired an accrued or vested right by virtue of their employment. Seller shall and hereby agrees to indemnify, save, defend, pay, insure and hold Purchaser harmless from and against any Liability for wages, salaries, bonuses, accrued vacation days, sick days and personal days to be paid to Employees. Seller shall be liable for and hereby agrees to indemnify, save, defend, pay, insure, and hold Purchaser harmless from and against any Liability arising out of or relating to medical, pension, welfare benefits, other employee benefits or other fringe benefits (hereinafter collectively referred to as “benefits”) due to Employees under plans in which employees of the Business participate whether prior to or after Closing, and all payments due on the plans providing such benefits. Seller shall also be responsible for and hereby agree to indemnify, save, defend, pay, insure, and hold Purchaser harmless from and against any loss, cost, damage, claims, expense or Liability arising out of or relating to Seller’s failure to pay (a) any Employee of the Business’ wages, salary, bonuses, employment taxes, accrued vacation pay, sick days and personal days, and withholding taxes, (b) benefits, whenever due, provided under plans in which Employees of the Business participate, (c) liability under Section 4980B, Part 6 of Title I of ERISA or Title IV of ERISA and (d) liability under the WARN Act. This Section 6.11 is expressly subject to the terms and conditions of the Operations Transfer Agreement and its obligation for the New Manager to hire a sufficient number of employees to avoid triggering the WARN Act.

6.12 Post-Closing Audit. If requested by Purchaser, and to the extent required by any Applicable Law, regulations and statutes governing Purchaser or any of its investors, partners or members, Seller and, to the extent applicable to the SSL Riverview Assets, SSL Riverview acknowledge and agree to assist the Purchaser in conducting, no later than seventy-five (75) days following the Closing Date, an audit of financial statements for the Facility as specified by Rule 3-05 of Regulation S-X of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, provided such audit and Seller’s and SSL Riverview’s assistance with respect thereto shall be at the sole cost and expense of Purchaser. In connection therewith, Seller and SSL Riverview agrees to obtain and provide to the auditors any and all data and financial information in the control and possession of Seller or SSL Riverview, as applicable, which are reasonably necessary or required by the auditors in connection with their timely preparation and conducting of the foregoing audit. The rights and obligations of Purchaser, Seller and SSL Riverview under this Section 6.12 shall survive Closing.

6.13 Non-Compete.

6.13.1 By SSL Riverview. SSL Riverview agrees that for the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, SSL Riverview shall not, and shall not cause or permit any of its Subsidiaries or Affiliates to, engage directly or indirectly, in any capacity, in developing an assisted living or memory care facility within five (5) miles of the Facility.

6.13.2 By Crossings at Riverview. Crossings at Riverview agrees that for the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, it shall not, and shall not cause or permit any of its Subsidiaries or Affiliates to, engage directly or indirectly, in any capacity, in any activities that “Compete” with the business of developing, owning, operating, leasing or managing an assisted living or memory care facility within ten (10) miles of the Facility. For purposes of this provision, “Compete” means (a) to, directly or indirectly, conduct, facilitate, participate or engage in, or bid for or otherwise pursue an assisted living or memory care facility, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity, or (b) to, directly or indirectly, have any ownership interest in any Person or business which conducts, facilitates, participates or engages in, or bids for or otherwise pursues an assisted living or memory care facility, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity.

6.14 Non-Solicitation.

6.14.1 By SSL Riverview. On the Closing Date and for two (2) years thereafter, SSL Riverview agrees not to directly or indirectly solicit, divert or accept business from any Resident or employee of the New Manager of the Business, or otherwise interfere with the relationship between New Tenant or New Manager and any Resident or employee of the New Manager or the Business. SSL Riverview recognizes and acknowledges that a breach of this Section 6.14.1 by SSL Riverview or any of its Subsidiaries or Affiliates will cause irreparable and material loss and damage to Purchaser and hereby consents to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or Purchaser’s establishing the inadequacy of any remedy at law, and order that the breach or threatened breach of such provisions may be effectively restrained. The provisions of this Section 6.14.1 shall expressly survive the Closing and shall terminate on the second (2nd) anniversary of the Closing Date.

6.14.2 By Crossings at Riverview. On the Closing Date and for three (3) years thereafter, Crossings at Riverview agrees not to directly or indirectly solicit, divert or accept business from any Resident or employee of the New Manager of the Business, or otherwise interfere with the relationship between New Tenant or New Manager and any Resident or employee of the New Tenant of the Business. Crossings at Riverview

recognizes and acknowledges that a breach of this Section 6.14.2 by Crossings at Riverview or any of its Subsidiaries or Affiliates will cause irreparable and material loss and damage to Purchaser and hereby consents to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or Purchaser’s establishing the inadequacy of any remedy at law, and order that the breach or threatened breach of such provisions may be effectively restrained. The provisions of this Section 6.14.2 shall expressly survive the Closing and shall terminate on the third (3rd) anniversary of the Closing Date.

6.15 Restrictive Covenant and Right of First Refusal. SSL Riverview agrees to cause its Affiliate to enter into a Right of First Refusal Agreement in the form attached hereto as Exhibit 6.15.B (the “Restriction and ROFR Agreement”) with respect the approximately 10.26 acre property located adjacent to the Facility, provided, however, that Purchaser acknowledges that a portion of such property is currently subject to a letter of intent with Aldi and that, provided Aldi closes on the parcel, such parcel shall be excluded from the Restriction and ROFR Agreement. If Aldi does not close, SSL Riverview or its Affiliates will cause the Restriction and ROFR Agreement to be spread to such parcel. SSL Riverview recognizes and acknowledges that a breach of this Section 6.15 by it or any of its Subsidiaries or Affiliates will cause irreparable and material loss and damage to Purchaser and hereby consent to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or Purchaser’s establishing the inadequacy of any remedy at law, and order that the breach or threatened breach of such provisions may be effectively restrained. The provisions of this Section 6.15 shall expressly survive the Closing and a memorandum of the Restriction and ROFR Agreement shall be recorded by SSL Riverview and Purchaser at Closing.

6.16 Access to Information. The Parties acknowledge that after Closing each Party may need access to information or documents in the control or possession of the other Party for the purposes of concluding the transactions herein contemplated, tax returns or audits and other legal requirements, or the prosecution or defense of third party claims. Accordingly, each Party shall keep, preserve and maintain in the ordinary course of business, and as required by legal requirements and relevant insurance carriers, all books, records (including Resident records), documents and other information in the possession or control of such Party and relevant to the foregoing purposes and as required by Applicable Law. Each Party shall cooperate fully with, and make available for inspection and copying by, the other Party, its employees, agents, counsel and accountants and/or governmental authorities, upon written request and at the expense of the requesting Party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes. In addition, each Party shall cooperate with, and shall permit and use its commercially reasonable efforts to cause its respective present directors, officers, partners and employees to cooperate with, the other Party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement, including, if applicable, information related to periods prior to the Closing Date. The exercise by a Party of any right of access granted herein shall not materially interfere with the business operations of the other Party and shall be subject to the confidentiality provisions in Section 6.16.

6.17 Seller Remittance of Funds. From and after the Closing Date, Seller shall promptly transfer and deliver to Purchaser any cash or other property, if any, that Seller may receive related to the operation of the Assets for the period from and after the Closing Date other than the Excluded Assets.

6.18 Purchaser’s Remittance of Funds. From and after the Closing Date, Purchaser shall promptly transfer and deliver to Seller any cash or other property, if any, that Purchaser may receive related to the Excluded Assets, including without limitation payments received that related to the operation of the Facility prior to the Closing Date.

6.19 Transition of Facility and Business. Seller and Purchaser shall each use commercially reasonable, good faith efforts to transition the Facility and Business to New Tenant and New Manager pursuant to and in accordance with the Operations Transfer Agreement.

7.	CLOSING CONDITIONS

7.1 Purchaser’s Closing Conditions. Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser’s Closing Conditions”):

7.1.1 Seller’s and SSL Riverview’s Closing Deliveries. All of the Seller’s Closing Deliveries and SSL Riverview’s Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow, to be delivered to Purchaser at the Closing;

7.1.2 Representations and Warranties. The representations and warranties of Seller and SSL Riverview in this Agreement shall be true and correct in all material respects as of the Closing (or as such other date to which such representation and warranties expressly were made);

7.1.3 Covenants and Obligations. The covenants and obligations of Seller and SSL Riverview in this Agreement shall have been performed in all material respects;

7.1.4 Title Policy. The Title Company shall have irrevocably committed to issue the Title Policy pursuant to Section 4.2.3 subject only to the Permitted Exceptions, with all endorsements reasonably required by Purchaser;

7.1.5 Change in Environmental Condition of Property. No event shall have occurred following the Effective Date and prior to the Closing Date (other than those caused by Purchaser, its employee, agents or contractors) which would result in a violation of any Environmental Law;

7.1.6 Adverse Change in Facility Operations and Performance. There shall not have been a material and adverse change to the operation and performance of the Facility from and after the Effective Date, which for purposes of this provision shall mean: (a) a reduction in resident count of five percent (5%) or more; (b) an decrease in average monthly gross revenues over the period between the Effective Date and Closing compared against the same length of time preceding the Effective Date of five percent (5%) or more; (c) an increase in monthly operating expenses of five percent (5%) or more over the period between the Effective Date and Closing compared against the same length of time preceding the Effective Date; or (d) the loss of staff over a period of time between the Effective Date and the Closing Date at a rate of five percent (5%) of more higher than during the same length of time preceding the Effective Date, which loss of staff cannot include the loss of one or more of the following positions: executive director, nursing/clinical director, food/beverage director, marketing director, or facility services manager (or their equivalents);

7.1.7 Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement;

7.1.8 Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement;

7.1.9 Intentionally Omitted;

7.1.10 Facility Contracts. There shall be no material default by Seller under any of the Facility Contracts;

7.1.11 Escrow Amount. Seller shall have irrevocably directed Escrow Agent in writing to fund the Escrow Amount from the funds delivered to Escrow Agent by Purchaser as part of the Purchase Price. The Escrow Amount shall be held in escrow by Escrow Agent pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit “B” to be entered into by and between Seller, Purchaser and Escrow Agent;

7.1.12 Operations Transfer Agreement. Seller, New Tenant and New Manager shall have entered into a mutually acceptable Operations Transfer Agreement, together with all ancillary and related documents associated therewith;

7.1.13 No Stop Admission Orders/Hold Orders. There shall be no governmental ruling or order which prevents the admission of new residents to the Facility;

7.1.14 Licensing Approvals. Purchaser shall have received evidence from the appropriate licensing authority that all documents and information required for the issuance of the Licensing Approvals have been provided to such licensing authority and that the Licensing Approvals are being processed (which evidence shall be in the form of an electronic mail transmission from such licensing authority confirming the same (the “Licensing Approval Email”)); provided, however, that if the Licensing Approval Email is not delivered within the Closing timeframe set forth herein, the Closing Date may be extended by Purchaser for a reasonable amount of time not to exceed thirty (30) days until the Licensing Approval Email is delivered;

7.1.15 Non-Healthcare Licenses and Permits. Purchaser and/or New Tenant shall have received all Licenses and Permits (other than the Licensing Approval Email) required for the operation of the Facility as an assisted living facility, after having expended good faith, commercially reasonably efforts to obtain the same; and

7.1.16 Termination of Lease. The Current Lease and the option held by Seller shall have been terminated.

7.2 Failure of Any Purchaser’s Closing Condition. If any of Purchaser’s Closing Conditions is not satisfied at Closing (a “Purchaser’s Closing Condition Failure”), and, as applicable, Seller fail to cure such condition failure within fifteen (15) days after written notice is delivered by Purchaser to Seller (excepting a failure to deliver Seller’s Closing Deliveries at Closing for which there shall be no notice or cure period) then Purchaser shall have the right (unless such Purchaser’s Closing Condition Failure was solely within the discretion or control of Purchaser), in Purchaser’s absolute discretion, to either (i) terminate this Agreement by providing written notice to Seller, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except as set forth herein below and except with respect to those which expressly survive such termination, or (ii) complete the transactions set out herein, with no abatement of the Purchase Price and the Purchaser’s Closing Condition Failure shall be deemed to have been waived. If Purchaser terminates this Agreement pursuant to clause (i) above and if such termination is by reason of a Purchaser’s Closing Condition Failure (other than Section 7.1.7 or Section 7.1.8), provided Seller shall have used commercially reasonable efforts to cause the satisfaction of such Purchaser’s Closing Conditions, which was within the sole control or discretion of Seller or SSL Riverview, then Seller shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement.

7.3 Seller’s Closing Conditions. Seller’s and SSL Riverview’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent, as applicable (the “Seller’s Closing Conditions”):

7.3.1 Receipt of the Purchase Price. Purchaser shall have (i) paid to Seller and SSL Riverview or deposited with Escrow Agent with irrevocable written direction to disburse the same to Seller, the Purchase Price (as allocated, and as adjusted for Prorations pursuant to Article 9, including, without limitation, with respect to the Deposit), less the Escrow Amount and (ii) delivered irrevocable written direction to Escrow Agent to disburse the Deposit to Seller and SSL Riverview, as applicable;

7.3.2 Purchaser’s Closing Deliveries. All of the Purchaser’s Closing Deliveries shall have been delivered to Seller and SSL Riverview, as applicable, or deposited with Escrow Agent in the Closing Escrow, to be delivered to the Seller at the Closing;

7.3.3 Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made);

7.3.4 Covenants and Obligations. The applicable covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects;

7.3.5 Adverse Proceedings. No litigation or other court action shall have been commenced by a third-party seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement;

7.3.6 Adverse Law. No Applicable Law shall have been enacted that would make illegal, invalid, or otherwise prevent the consummation of the transactions described in this Agreement.

7.3.7 Lease. The Current Lease and the option agreement shall remain in full force and effect until Closing.

7.3.8 Operations Transfer Agreement. Seller, New Tenant and New Manager shall have entered into a mutually acceptable Operations Transfer Agreement, together with all ancillary and related documents associated therewith.

7.4 Failure of Seller’s Closing Conditions. If any of Seller’s Closing Conditions are not satisfied at Closing (a “Seller’s Closing Condition Failure”), and, as applicable, Purchaser fails to cure such condition failure within fifteen (15) days after written notice from Seller or SSL Riverview to Purchaser of such failure (excepting a failure to deliver the Purchase Price at Closing for which there shall be no cure period) then Seller or SSL Riverview shall have the right, in Seller’s and SSL Riverview’s absolute discretion (unless Seller’s Closing Condition Failure was within the discretion or control of Seller or SSL Riverview, as applicable), to either (i) terminate this Agreement by providing written notice to Purchaser, in which case the Deposit shall be disbursed to Seller and SSL Riverview in accordance with Section 3.2.5 (unless such termination is as a result of Seller’s Closing Condition Failure under Sections 7.3.5 or 7.3.6), provided Purchaser shall have used commercially reasonable efforts to cause the satisfaction of such Seller’s Closing Condition), in which case the Deposit shall be returned to Purchaser, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive the termination, or (ii) complete the transactions set out herein, with no adjustment of the Purchase Price and the Seller’s Closing Condition Failure shall be deemed to have been waived.

8.	CLOSING

8.1 Closing Date. If both the Purchaser’s Closing Conditions and the Seller’s Closing Conditions have been satisfied pursuant to Article 7, and subject to the Purchaser’s extension rights as set forth in Section 7.1.14 hereof, the closing shall occur on a date of Purchaser’s choosing (but with at least three (3) Business Days’ notice to Seller and SSL Riverview) (the “Closing”) within fifteen (15) days following the expiration of the Inspection Period; provided, however, that in no event shall the Closing occur prior to August 1, 2018.

8.2 Closing Escrow. The Parties agree to effect the Closing through an escrow (the “Closing Escrow”), and therefore, prior to the Closing, the Parties shall enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, SSL Riverview, Purchaser and the Escrow Agent (the “Closing Escrow Agreement”) pursuant to which (a) the Purchase Price to be paid by Purchaser pursuant to Section 3.1 shall be deposited with Escrow Agent, (b) all of the documents required to be delivered by Seller, SSL Riverview and Purchaser at Closing pursuant to this Agreement shall be deposited with Escrow Agent, and (c) at Closing, the Purchase Price (as adjusted for Prorations pursuant to Article 9) and the Deposit shall be disbursed to the Seller and SSL Riverview in accordance with this Agreement and the documents deposited into the Closing Escrow shall be delivered to the Seller, SSL Riverview and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.

8.3 Seller’s Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered to Purchaser, or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, or (with the approval of Purchaser, acting reasonably) otherwise to be delivered or made available to Purchaser upon Closing, all of the following documents, each of which shall have been duly executed by the appropriate Seller and acknowledged (if required), and other items, set forth in this Section 8.3 (the “Seller’s Closing Deliveries”), as follows:

8.3.1 Seller’s Closing Certificate. Delivery of the Seller’s Closing Certificate, the form of which is attached hereto as “Exhibit 8.3.1”;

8.3.2 Disbursement Letter. A letter of direction from Seller and SSL Riverview to Escrow Agent directing Escrow Agent to allocate and disburse the Deposit and Purchase Price to the Seller and SSL Riverview;

8.3.3 Bill of Sale. A Bill of Sale substantially in the form attached hereto as Exhibit “8.3.3”, transferring the Fixtures, Personal Property, Consumables, Plans and Specifications, Warranties, General Intangibles, Books and Records and the Other Assets to Purchaser or its designee;

8.3.4 Assignment and Assumption. An Assignment and Assumption of Facility Contracts, Licenses and Permits, Facility Leases and Resident Agreements substantially in the form attached hereto as Exhibit “8.3.4”, assigning the Facility Contracts, Licenses and Permits, Facility Leases and Resident Agreements to Purchaser or its designee;

8.3.5 Assignment and Assumption of Intellectual Property. An Assignment and Assumption of Intellectual Property substantially in the form attached hereto as Exhibit “8.3.5” assigning the Intellectual Property to Purchaser or its designee;

8.3.6 Title Requirements. Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policies;

8.3.7 Other Declarations. Any transfer tax declarations or other documents required under Applicable Law in connection with the conveyance of the Assets;

8.3.8 FIRPTA Certificates and Title Affidavits. An affidavit from Seller with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended) and the regulations issued thereunder and any similar state tax requirements and an affidavit from Seller in favor of the Title Company which shall be sufficient to delete the standard exceptions that are within Seller’s control or discretion from the Title Policy;

8.3.9 Closing Statement. The Closing Statement prepared pursuant to Section 9.1;

8.3.10 Authority Documents. Such resolutions, and incumbency certificates as required to evidence the capacity and authority of any Person signing on behalf of Seller;

8.3.11 Operations Transfer Agreement. The Operations Transfer Agreement.

8.3.12 Restrictive Covenants.

To the extent that Seller or any Affiliate of Seller holds title to any real property within a ten (10) mile radius of the Facility (other than the ROFR Land), Seller shall deliver or cause its Affiliate to deliver to Purchaser a fully-executed restrictive covenant in recordable form restricting the use of such real property so as to prohibit such real property from being used as a memory care or assisted living facility for two (3) years following Closing.

8.3.13 Escrow Agreement. The Escrow Agreement;

8.3.14 Seller’s Certificate. Delivery of the Seller’s Certificate, the form of which is attached hereto as Exhibit “8.3.14”;

8.3.15 Lease Termination. A termination of the Current Lease and option effective as of the Closing Date.

8.3.16 Possession and Keys. Possession of the Real Property free and clear of all parties in possession, except parties in possession pursuant to the Facility Leases and Resident Agreements, and duplicates of or access information for all keys, codes and other security devices relating to the Real Property;

8.3.17 Property Related Deliveries. On the Closing Date, (a) originals, or copies if originals are not available, of all Facility Leases and Resident Agreements; and (b) in addition, to the extent the foregoing have not heretofore been delivered to Purchaser, Seller shall cause to be delivered to Purchaser: (i) any Plans and Specifications for the Improvements in Seller’s possession or control; (ii) all unexpired Warranties and guarantees which Seller have received in connection with any work or services performed with respect to, or equipment installed in, the Improvements; (iii) originals, or copies if originals are not available, of all Facility Contracts that will be assigned to Purchaser and remain in effect after Closing; (iv) copies of all Licenses and Permits that will be assigned to Purchaser; (v) copies of all Books and Records, whether kept in paper or electronic form; (vi) duplicates of all keys and lock combinations relating to the Assets and (vii) copies of all other materials necessary for the continuity of Business, together with all files, advertising and promotional information and materials; and

8.3.18 Other Documents. Such other documents and instruments as may be reasonably requested by Purchaser or the Title Company in order to consummate the transactions described in this Agreement.

8.4 SSL Riverview’s Closing Deliveries. At Closing, SSL Riverview shall deliver or cause to be delivered to Purchaser, or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, or (with the approval of Purchaser, acting reasonably) otherwise to be delivered or made available to Purchaser upon Closing, all of the following documents, each of which shall have been duly executed by SSL Riverview and acknowledged (if required), and other items, set forth in this Section 8.3 (the “SSL’s Closing Deliveries”), as follows:

8.4.1 Deed. Deed substantially in the form attached hereto as Exhibit “8.4.1”, conveying the Fee Premises and the Improvements to Purchaser or its designee, subject only to Permitted Exceptions;

8.4.2 Bill of Sale. A Bill of Sale substantially in the form attached hereto as Exhibit “8.3.3”, transferring the SSL Riverview Personal Property to Purchaser or its designee;

8.4.3 Assignment and Assumption. An Assignment and Assumption of Permits, substantially in the form attached hereto as Exhibit “8.4.3”, assigning the SSL Riverview Permits to Purchaser or its designee;

8.4.4 Title Requirements. Such agreements, affidavits or other documents as may be reasonably required by the Title Company from SSL Riverview to issue the Title Policies as to which SSL Riverview committed in writing to provide in accordance with its response to a Title Notice which SSL Riverview agrees will be sufficient to delete the standard exceptions related to the gap, parties in possession to the extent arising under SSL Riverview and mechanics liens for work done by or at the direction of SSL Riverview;

8.4.5 FIRPTA Certificates and Title Affidavits. An affidavit from SSL Riverview with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended) and the regulations issued thereunder and any similar state tax requirements;

8.4.6 Closing Statement. The Closing Statement prepared pursuant to Section 9.1;

8.4.7 Authority Documents. Such resolutions, and incumbency certificates as required to evidence the capacity and authority of any Person signing on behalf of SSL Riverview;

8.4.8 Seller’s Certificate. Delivery of the Seller’s Certificate, the form of which is attached hereto as Exhibit “8.3.14”;

8.4.9 ROFR Agreement. The ROFR Agreement;

8.4.10 Lease Termination. A termination of the Current Lease and option effective as of the Closing Date

8.4.11 Lift Station Easement. The Lift Station Easement.

8.4.12 Disbursement Letter. A letter of direction from Seller and SSL Riverview to Escrow Agent directing Escrow Agent to allocate and disburse the Deposit and Purchase Price to the Seller and SSL Riverview; and

8.4.13 Other Documents. Such other documents and instruments as may be reasonably requested by Seller, Purchaser or the Title Company in order to consummate the transactions described in this Agreement.

8.5 Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver or cause to be delivered to Seller and SSL Riverview, as applicable, or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller and SSL Riverview, as applicable, all of the following, each of which, to the extent applicable, shall have been duly executed by Purchaser and acknowledged (if required), and other items, set forth in this Section 8.5 (the “Purchaser’s Closing Deliveries”):

8.5.1 Purchase Price. The Purchase Price (as adjusted for Prorations pursuant to Article 9, including, without limitation, with respect to the Deposit) in the form of immediately available funds delivered by wire transfer, to be paid by Purchaser;

8.5.2 Disbursement Letter. A letter of direction to Escrow Agent directing Escrow Agent to disburse the Deposit to the Seller or SSL Riverview, as applicable;

8.5.3 Closing Certificate. A closing certificate substantially in the form attached hereto as Exhibit “8.5.3”;

8.5.4 Counterpart Execution Documents. A counterpart of each of the documents and instruments to be delivered by Seller or SSL Riverview under Section 8.3 and Section 8.4 which require execution by Purchaser;

8.5.5 Escrow Amount. The Escrow Amount delivered by wire transfer to the Escrow Agent pursuant to the Escrow Agreement;

8.5.6 ROFR Agreement. The ROFR Agreement;

8.5.7 Lift Station Easement. The Lift Station Easement;

8.5.8 Operations Transfer Agreement. The Operations Transfer Agreement.

8.5.9 Closing Statement. The Closing Statement prepared pursuant to Section 9.1;

8.5.10 Authority Documents. Such resolutions, and incumbency certificates as required to evidence the capacity and authority of any Person signing on behalf of Purchaser; and

8.5.11 Other Documents. Such other documents and instruments as may be reasonably requested by Seller, SSL Riverview or the Title Company in order to consummate the transactions described in this Agreement.

9.	PRORATIONS AND EXPENSES

9.1 Closing Statement. No later than the day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Assets as may be necessary to make the adjustments and Prorations to the Purchase Price as set forth in Section 9.2, or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties shall jointly prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Parties shall use commercially reasonable efforts to finalize the Closing Statement on or before the day prior to Closing. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and Prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be re-prorated after the Closing as expressly set forth in Section 9.2.

9.2 Prorations. Items of revenue and expense with respect to the Assets, including those set forth in this Section 9.2, shall be prorated between the Parties (the “Prorations”) as of 11:59:59 p.m. on the day preceding the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 9.2, so that the Closing Date is a day of income and expense for Purchaser.

9.2.1 Taxes. All Taxes and assessments shall be prorated as of the Cut-Off Time between Seller and Purchaser. If the amount of any such Taxes is not ascertainable on the Closing Date, the Proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall re-prorate the Taxes and pay any deficiency or excess in the original Proration to the applicable Party promptly upon receipt of the actual bill for the relevant taxable period.

9.2.2 Facility Leases and Resident Agreements. Any rents and other amounts prepaid, accrued or due and payable under any Facility Leases or Resident Agreements shall be prorated as of the Cut-Off Time between Crossings at Riverview and Purchaser. Purchaser shall receive a credit for all security deposits that are not transferred by Crossings at Riverview to Purchaser. Purchaser shall not receive a credit for any security deposits held by Crossings at Riverview that are transferred to Purchaser at Closing.

9.2.3 Facility Contracts. Any amounts prepaid, accrued or due and payable under the Facility Contracts (other than for utilities which proration is addressed separately in Section 9.2.5) shall be prorated as of the Cut-Off Time between Crossings at Riverview and Purchaser. Purchaser shall receive a credit for all deposits held by Crossings at Riverview under the Facility Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Facility Contracts. Crossings at Riverview shall receive a credit for all deposits made by Crossings at Riverview under the Facility Contracts (together with any interest thereon) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.

9.2.4 Licenses and Permits. All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.

9.2.5 Utilities. All utility services shall be prorated as of the Cut-Off Time between Crossings at Riverview and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Crossings at Riverview and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall re-prorate the amount for such utilities and pay any deficiency in the original Proration to the applicable Party promptly upon receipt of the actual bill for the relevant billing period. Crossings at Riverview shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.

9.2.6 Re-Prorations. Notwithstanding anything to the contrary herein, if during the ninety (90) day period following the Closing Date, any Party in its reasonable discretion believes the any of the Prorations as reflected on the Closing Statement are not based on actual or accurate figures, such Party shall have the right to request that such Prorations be re-prorated, and upon such request the Parties agree in good faith to endeavor to accomplish such re-proration as soon as practicable following such request. Any re-prorations shall be made in the same manner contemplated in this Section 9.2. This subparagraph shall survive Closing.

9.3 Cash. Except as otherwise provided in this Agreement, all cash on hand and on deposit of Seller, escrow and reserve accounts of Seller, cash equivalents of Seller, accounts receivable and accounts payable of Seller, indebtedness or Liabilities of Seller for the period prior to the Closing Date shall remain the property or responsibility of Seller. Seller shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Assets or Business through and including the day preceding the Closing Date and Purchaser shall be responsible for the payment of all expenses on account of services and supplies furnished to and for the benefit of the Assets or Business from and including the Closing Date.

9.4 Employees. If applicable, Seller will comply with the notice requirements under the WARN Act, COBRA or any similar federal, state or local legislation with respect to any Employees terminated by Seller in connection with the transactions contemplated by this Agreement. It is expressly understood and agreed that Purchaser is not and shall not be responsible or liable, directly or indirectly, for payment of any benefits, severance liability, compensation, pay or other obligations, of whatever nature, due or alleged to be due to any Employee of Seller attributable to any time period up to Closing. For the avoidance of doubt, as set forth in the Operations Transfer Agreement, the parties hereto intend that the New Manager shall hire the requisite number of Seller’s employees in order to avoid providing any WARN Act notice with respect to the transactions contemplated under this Agreement.

9.5 Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with the transaction contemplated by this Agreement: (a) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (b) the fees and expenses of Purchaser’s attorneys, accountants and consultants; (c) the fees and expenses for the Survey; (d) all transfer, sales or similar tax and recording charges payable in connection with the conveyance of the Assets other than the Real Property; (e) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any new financing obtained by Purchaser; (f) any governmental fees or expenses payable for the application and issuance of new Licenses and Permits to Purchaser or New Tenant; and (g) one half (1/2) of the fees and expenses for the Escrow Agent.

9.6 Seller’s Transaction Costs. Seller shall pay for the following items in connection with the transaction contemplated by this Agreement: (a) the fees and expenses of Seller’s attorneys, accountants, and consultants; and (b) all transfer, sales or similar tax and recording charges payable in connection with the conveyance of the Real Property; (c) any governmental fees or expenses payable for the assignment, transfer or conveyance of any Facility Contracts, Tenant Leases, Resident Agreements or Licenses and Permits (excluding application fees for new Licenses and Permits of Purchaser or New Tenant); (d) title insurance fees and expenses for the Title Commitments and Title Policies; and (e) one half (1/2) of the fees and expenses for the Escrow Agent. Seller shall also be solely responsible for paying any prepayment fee necessary to pay off mortgage debt encumbering the Assets. SLL Riverview shall pay the cost of its attorneys, accountants, and consultants.

9.7 Allocation of Accounts Receivable. The accounts receivable of the Facility shall be handled as set forth in the Operations Transfer Agreement.

10.	DEFAULT AND REMEDIES

10.1 Seller/SSL Riverview Default. If, at or any time prior to Closing, Seller or SLL Riverview fails to perform in any material respect any of its covenants or obligations under this Agreement which breach or default is not caused in whole or in part by a Purchaser’s Default (and, if such failure is other than a failure to deliver Seller’s Closing Deliveries or SSL’s Closing Deliveries (for which there shall be no notice or cure period), Seller or SSL Riverview, as applicable fails to cure such condition failure within fifteen (15) days after written notice of such failure is delivered by Purchaser to Seller and SSL Riverview) (a “Seller’s Default”), and no material Purchaser’s Default has occurred which remains uncured, Purchaser shall elect, as its sole and exclusive remedy, to (a) terminate this Agreement by providing written notice to Seller and SSL Riverview, in which case the Deposit shall be refunded to Purchaser in accordance with Section 3.2.4, Seller and SSL Riverview shall reimburse Purchaser for all reasonable, actual, third party out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) waive such default and proceed to Closing without any reduction in or setoff against the Purchase Price except for the amounts needed to remove any liens or permit transfer of licenses, which costs may be offset from the Purchase Price, or (c) obtain a court order for specific performance. Purchaser shall look solely to the defaulting party for any claim for out of pocket expenses pursuant to this Section 10.1.

10.2 Purchaser’s Default. If at any time prior to Closing, Purchaser fails to perform in any material respect any of its covenants or obligations under this Agreement which breach or default is not caused in whole or in part by a Seller’s Default (and, if such failure is other than a failure to deliver Purchaser’s Closing Deliveries (for which there shall be no notice or cure period) Purchaser fails to cure such condition failure within fifteen (15) days after written notice of such failure is delivered by Seller to Purchaser) (a “Purchaser’s Default”), and no material Seller’s Default has occurred which remains uncured, then Seller and SSL Riverview may elect, as their sole and exclusive remedy, to (a) terminate this Agreement by providing written notice to Purchaser and SSL Riverview, in which case the Deposit shall be disbursed to Seller and SSL Riverview in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination or (b) waive such default and proceed to Closing without any reduction in or setoff against the Purchase Price.

10.3 Liquidated Damages. The Parties acknowledge and agree that if this Agreement is terminated pursuant to Section 7.4 and Section 10.2, the damages that Seller and SSL Riverview would sustain as a result of such termination would be difficult if not impossible to ascertain. Accordingly, the Parties agree that Seller and SSL Riverview shall retain the Deposit as full and complete liquidated damages (and not as a penalty) as Seller’s and SSL Riverview’s sole and exclusive remedy for such termination; provided, however, that in addition to the Deposit, Seller shall retain all rights and remedies under this Agreement with respect to those obligations of Purchaser which expressly survive such termination.

11.	RISK OF LOSS

11.1 Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Assets or any portion thereof are damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of each such Casualty to Purchaser promptly after the occurrence of such Casualty and Purchaser. If such Casualty results in a cost to repair/restore in excess of $250,000 and the Assets cannot be restored to their original condition prior to Closing, Purchaser shall have the right to elect, by providing written notice to Seller within thirty (30) days after Purchaser’s receipt of the Seller’s written notice of such Casualty, to terminate this Agreement in its entirety and receive a return of the Deposit in full.    For any other Casualty, the Parties shall proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the applicable insurance deductible plus any uninsured amount of the repair or restoration cost and (ii) transfer and assign to Purchaser all of the Seller’s right, title and interest in and to all proceeds from all casualty, business interruption, lost profits, and other applicable insurance policies maintained by Seller with respect to the Assets, except those proceeds specifically payable in connection with and allocable to business interruption and lost profits and costs incurred by Seller for the period prior to the Closing to the extent assignable, and if such proceeds are not assignable, Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the amount of such proceeds. If the Closing is scheduled to occur within Purchaser’s thirty (30) day election period, the Closing Date shall, upon Purchaser’s election, be postponed until the date that is five (5) Business Days after the expiration of such thirty (30) day election period.

11.2 Condemnation. If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller or SSL Riverview shall give written notice of such Condemnation to Purchaser promptly after Seller or SSL Riverview, as applicable, receives notice of such Condemnation, and if such Condemnation damages any material portion of the Real Property, or if any material portion of the Improvements or access to the Facility in any material respect immediately following the occurrence of such Condemnation, then Purchaser shall elect, by providing written notice to Seller and SSL Riverview within thirty (30) days after Purchaser’s receipt of written notice of such Condemnation, to (a) terminate this Agreement in its entirety, or (b) proceed to Closing, without terminating this Agreement, in which case the Seller and SSL Riverview, as applicable, shall assign to Purchaser all of their right, title and interest in all proceeds and awards from such Condemnation. If Purchaser fails to provide written notice of its election to Seller and SSL Riverview within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s thirty (30) day election period, the Closing shall, upon Purchaser’s election, be postponed until the date which is five (5) Business Days after the expiration of such thirty (30) day election period. In the event that Purchaser terminates this Agreement (or a portion thereof) pursuant to this Section 11.2, the Deposit shall be returned to Purchaser. For the purposes of this Section 11.2, “material” in the context of a casualty shall mean damage exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), and a proceeding shall be deemed to be “material” if the condemnation or taking (i) relates to the material taking or closing of any right of access to the Real Property or the Facility, (ii) cause the Real Property or the Facility to become non-conforming with then current legal requirements governing the Real Property or the Facility, (iii) results in the loss of parking that is material to the operation of the Facility which cannot be replaced with other parking on the Real Property, or (iv) results in the loss of value in excess of $250,000.

11.3 Stop Admission Orders/Hold Orders. If the Facility is subject to any governmental ruling or order which prevents the admission of new residents to the Facility, notwithstanding anything contained in this Agreement to the contrary, Purchaser shall be permitted to contact and work directly with any Governmental Authorities necessary to assess the situation and develop a plan to permit admissions to commence again upon the Closing Date.

12.	SURVIVAL, INDEMNIFICATION AND RELEASE

12.1 Survival. The representations and warranties, covenants and obligations (including without limitation obligations of defense and indemnification) of Seller and Purchaser shall survive Closing or earlier termination of this Agreement until the date which is twelve (12) months after the Closing Date. SSL Riverview’s representations and warranties will survive Agreement until the date which is twelve (12) months after the Closing Date, but Purchaser shall only look to Seller for indemnification with respect to such matters (unless the result of fraud or willful misconduct, in which case Purchaser may pursue its remedies against SSL Riverview). Notwithstanding the foregoing, the Retained Liabilities shall not be subject to a limitation on survival.

12.2 Indemnification by Seller. Subject to the limitations set forth in this Article 12 and any other express provision of this Agreement, Seller shall indemnify, save, insure, pay, defend and hold harmless Purchaser’s Indemnitees from and against any Indemnification Loss incurred by any Purchaser’s Indemnitee to the extent resulting from (a) any breach of any representation or warranty of a Seller in this Agreement, (b) any breach by a Seller of any of its covenants or obligation under this Agreement, (c) any Retained Liabilities, and (d) any breach of representation, warranty, covenant or obligation of a Seller in any Seller’s Document.

12.3 Indemnification by Purchaser. Subject to the limitations set forth in this Article 12, Purchaser shall indemnify, defend and hold harmless Seller’s Indemnitees from and against any Indemnification Loss incurred by Seller’s Indemnitee to the extent resulting from (a) any breach of any representation or warranty of Purchaser in this Agreement, (b) any breach by Purchaser of any of its covenants or obligations under this Agreement, (c) any Assumed Liabilities and (d) any breach of representation, warranty, covenant or obligation of Purchaser in any Purchaser’s Document.

12.4 Indemnification Procedure.

12.4.1 Notice of Indemnification Claim. If any of Seller’s Indemnitees or Purchaser’s Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any other provision in this Agreement (each, an

“Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

12.4.2 Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

12.4.3 Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (a) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company, in which case Indemnitee shall have no such approval rights), (b) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (c) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.

12.4.4 Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (a) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or by a final, non-appealable order of court of competent jurisdiction or (b) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto in the case of a claim in litigation.

12.5 Materiality. Notwithstanding any other provision of this Article 12 to the contrary, Seller shall not be required to indemnify Purchaser’s Indemnitees, and Purchaser shall not be required to indemnify Seller’s Indemnitees, pursuant this Article 12 unless the amount of indemnification claims an Indemnitor is otherwise obligated to pay (but for this Section 12.5) to all Indemnitees exceeds Fifty Thousand Dollars ($50,000), individually or in the aggregate; provided that in the event such amount exceeds Fifty Thousand Dollars ($50,000), the Indemnitor shall be obligated to pay the entire amount without deduction of the first Fifty Thousand Dollars ($50,000).

12.6 Exclusive Remedy for Indemnification Loss. Except for Indemnification Claims based on fraud, gross negligence or willful misconduct, for which the Indemnitee shall have the right to pursue all remedies available at law or equity, the indemnification provisions in this Article 12 shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

12.7 Holdback. Seller agrees to escrow the Escrow Amount, which amount constitutes a portion of the Purchase Price, as security for the indemnity obligations hereunder. At the Closing, the Escrow Amount shall be transferred by Seller pursuant to Section 3.1, and Seller, Purchaser and Escrow Agent shall execute the Escrow Agreement attached hereto as Exhibit “B” and incorporated herein by reference, and the Escrow Amount shall be held pursuant to and in accordance with the Escrow Agreement.

13.	TERMINATION

13.1 Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned:

13.1.1 By mutual consent of the Purchaser, Seller and SSL Riverview at any time prior to the Closing for any reason;

13.1.2 by Seller, SSL Riverview or Purchaser, if any court or other Governmental Authority has issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the sale and purchase contemplated by this Agreement; or

13.1.3 As otherwise set forth in this Agreement.

14.	MISCELLANEOUS PROVISIONS

14.1 Notices.

14.1.1 Method of Delivery. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission with a confirmation sheet or e-mail, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other Person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission or e-mail, as of the date of the facsimile transmission or e-mail provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:

The Crossings at Riverview, LLC

c/o Saber Healthcare Group, L.L.C.

26691 Richmond Road

Bedford Heights, Ohio 44146

Attn: Gregory S. Nicoluzakis, General Counsel

Facsimile: 216.504.9063

gregory.nicoluzakis@saberhealth.com

with a copy to:	Rolf Goffman Martin Lang LLP 30100 Chagrin Blvd., Suite 350 Cleveland, OH 44124 Attention: Paul A. Lang, Esquire Telephone No.: 216.682.2135 Facsimile No.: 216.682.2135 Email: lang@rolflaw.com

If to SSL Riverview:	SSL Riverview, LLC 9995 Gate Parkway North, Suite 320 Jacksonville, Florida 32246 Attention: William H. Long Telephone No.: Facsimile No.: Email:

with a copy to:

Driver, McAfee, Hawthorne & Diebenow, PLLC

One Independent Drive, Suite 1200

Jacksonville, Florida 32202

Attention: Richard W. Hawthorne, Esquire

Telephone No.: (904) 301-1269

Facsimile No.: (904) 301-1279

Email: RHawthorne@drivermcafee.com

If to Purchaser:

CHP II Partners, LP

c/o CNL Healthcare Properties II, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Chief Financial Officer and General Counsel

Telephone No.: (407) 650-1000

Facsimile No.: (407) 540-2576

E-Mail: john.mcrae@cnl.com

E-Mail: tracey.bracco@cnl.com

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

Attention: John D. Ruffier, Esquire

Telephone No.: (407) 843-4600

Facsimile No.: (407) 843-4444

E-Mail: john.ruffier@lowndes-law.com

14.1.2 Receipt of Notices. All notices sent by a Party (or its counsel as contemplated below) under this Agreement shall be deemed to have been received by the Party to whom such notice is sent upon (a) delivery to the address, facsimile number or e-mail address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (b) the attempted delivery of such notice if (i) such recipient Party refuses delivery of such notice, or (ii) such recipient Party is no longer at such address, facsimile number or e-mail address, and such recipient Party failed to provide the sending Party with its current address, facsimile number or e-mail address pursuant to Section 14.1.3.

14.1.3 Change of Address. The Parties and their respective counsel shall have the right to change their respective address, facsimile number or e-mail address for the purposes of this Section 14.1 by providing a notice of such change in address, facsimile number or e-mail address as required under this Section 14.1.

14.1.4 Delivery by Party’s Counsel. The Parties agree that the attorney for a Party shall have the authority to deliver notices on such Party’s behalf to the other Parties hereto.

14.2 Time is of the Essence. Time is of the essence in this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

14.3 Assignment. Neither Purchaser nor Seller shall assign this Agreement or any interest therein to any Person, without the prior written consent of the other Parties which consent may be withheld in each other Party’s sole discretion, except however, Purchaser shall have the right to designate any wholly-owned Subsidiary or any CNL Financial Group-affiliated or sponsored entity to receive title or may assign this Agreement, to one or more Affiliates of Purchaser by providing written notice to Seller and SSL Riverview no later than three (3) Business Days prior to Closing. In the event of a split of the interests being conveyed pursuant to an assignment, Seller, SSL Riverview and Purchaser agree to enter into all reasonable and necessary documentation necessary to memorialize such a transaction. No such assignment will release Purchaser from its obligations arising out of matters occurring prior to the date of the assignment.

14.4 Successors and Assigns. This Agreement shall be binding upon the Parties hereto and their respective heirs and permitted successors, and assigns, each of whom shall be entitled to enforce performance and observance of this Agreement, to the same extent as if such heirs, successors, and assigns, were parties, hereto.

14.5 Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (a) the Parties and their respective successors and permitted assigns and (b) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.

14.6 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

(i) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

(ii) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(iii) The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(iv) Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

(v) The terms “sole discretion” and “absolute discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

14.7 Severability. If any provision of this Agreement is ultimately determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable provision shall be deemed severed from the Agreement without affecting the validity of any other provision hereof if the essential provisions of this Agreement for each Party remain valid, binding and enforceable.

14.8 Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and interpreted in accordance with, the laws of the State of Florida. Purchaser and Seller agree to exclusively submit to the jurisdiction of Florida in connection with any claims or controversy arising out of this Agreement and that venue for such actions shall exclusively be in Hillsborough County, Florida. Seller (for itself and all Seller’ss Indemnitees) and Purchaser (for itself and all Purchaser’s Indemnitees) hereby submit to jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens, provided that any Party may seek injunctive relief or specific performance with respect to any of the Assets in the courts of the State in which such Assets are situated and may incorporate a claim against Seller with respect to any claim for injunctive relief or specific performance.

14.9 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT THAT EITHER PARTY OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR IN RESPECT OF ANY COURSE OF CONDUCT, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT.

14.10 Attorneys’ Fees. In connection with any disputes or actions arising out of the transactions contemplated by this Agreement, or the breach, enforcement or interpretation of this Agreement, the substantially prevailing Party shall be entitled to recover, from the Party not prevailing, all reasonable costs and attorney, paralegal and expert fees incurred by the prevailing Party before trial, at trial, at retrial, on appeal, at all hearings and rehearings, and in all administrative, bankruptcy and reorganization proceedings.

14.11 Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

14.12 Entire Agreement. This Agreement and the agreements to be executed and delivered in connection therewith set forth the entire understanding and agreement of the Parties hereto and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transactions described in this Agreement.

14.13 Further Assurances. Each of the Parties covenants and agrees to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be reasonably necessary to carry out and effectuate the intent and purposes of this Agreement.

14.14 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing prior to or upon any breach, omission, or failure of performance hereunder shall impair any such right or power, or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient. In the event of any breach of any provision contained in this Agreement, thereafter waived by another Party, such waiver shall be limited to the particular waiving Party and to the particular breach in question and no other. No waiver or release of any term or provision of this Agreement shall be established by conduct, custom, or course of dealing, but solely by a document in writing duly authorized and executed by the waiving or releasing Party.

14.15 Amendments, Waivers and Termination of Agreement. No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement, shall be valid unless in writing, executed, and delivered by each of the Parties.

14.16 Execution of Agreement. A Party may deliver executed signature pages to this Agreement by facsimile transmission or electronic mail transmission of a portable document format document to any other Party, which transmitted signature page shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

14.17 Tax Disclosures. Notwithstanding anything in this Agreement to the contrary, in order to avoid any potential application of Section 1.6011-4(b)(3) of the Treasury Regulations, Purchaser and Seller (and each employee, representative, or other agent of Purchaser and Seller) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Purchaser or Seller relating to such tax treatment and tax structure. For purposes hereof, “tax structure” means any fact that may be relevant to understanding the federal income tax treatment of the transaction.

14.18 Liability of Interest-Holders in Seller and Purchaser and their Affiliates. Nothing contained in this Agreement shall be construed to create or impose any Liabilities or obligations and no such Liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Seller or Purchaser or their respective Affiliates for the payment or performance of the obligations or Liabilities of Seller or Purchaser.

14.19 Good Faith Efforts. The Parties agree to use commercially reasonable, good-faith efforts to effectuate the transactions contemplated by this Agreement.

14.20 Post-Execution Disclosures. The Parties agree that the Party or Parties charged with providing a schedule to this Agreement shall update such schedule promptly (but in any event within five (5) Business Days) after any change in condition or state of facts which would render any such schedule incomplete or inaccurate in any material, adverse respect. In the event that Seller updates any schedule during the period commencing on the date which is two (2) Business Days prior to the expiration of the Inspection Period and ending upon the expiration of the Inspection Period, the Inspection Period shall be extended for two (2) Business Days. If Seller updates any schedule from and after the expiration of the Inspection Period and such update is material and adverse to Purchaser, Purchaser shall have the right to terminate this Agreement on or before the date that is (2) Business Days after the date of such update of the schedule, and such termination shall be treated for all purposes as a termination by Purchaser prior to the expiration of the Inspection Period.

[Remainder of page intentionally left blank;

Signatures on following pages]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer as of the date first set forth above.

SELLER:

THE CROSSINGS AT RIVERVIEW, LLC,
a Florida limited liability company

By:	/s/ George S. Repchick
Name:	George S. Repchick
Title:	President

SSL RIVERVIEW:

SSL RIVERVIEW, LLC, a Florida limited liability company

By:	/s/ William H. Long
Name:	William H. Long
Title:	President

PURCHASER:

CHP II PARTNERS, LP, a Delaware limited partnership

By:	CHP II GP, LLC, a Delaware limited liability company, its General Partner

	By:	CNL Healthcare Properties II, Inc., a Maryland corporation, its Managing Member

		By:	/s/ John F. Starr
		Name:	John F. Starr
		Title:	COO and Senior Vice President

The undersigned hereby joins in the execution of this Agreement for the purposes of acknowledging and accepting its obligations as Escrow Agent hereunder:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Sam Sobering
Name:	Sam Sobering
Title:	AVP

EXHIBIT “A”

THE FEE PREMISES

DESCRIPTION: A parcel of land lying in Government Lot 4 in Section 17, Township 30 South, Range 20 East, Hillsborough County, Florida, and being more particularly described as follows:

Commence at the Southeast corner of said Government Lot 4, also being the Southeast corner of the Southwest 1/4 of said Section 17, run thence along the East boundary of said Government Lot 1, also being the East boundary of said Southwest 1/4 of Section 17, N.00°09’55”E., 105.07 feet; thence N.89°50’05”W., 34.79 feet to a point on the Westerly right-of-way line of U.S. HIGHWAY No. 301 (State Road No. 43), per Florida Department of Transportation Right-of-way Map Section No. 10010-2528; thence S.88°49’38”W., 643.18 feet; thence N.00°11’48”E., 312.29 feet to the POINT OF BEGINNING; continue, N.00°11’48”E., 170.10 feet; thence N.00°14’54”E., 209.63 feet; thence S.89°45’06”E., 55.24 feet; thence N.18°06’54”E., 23.01 feet; thence N.44°43’00”E., 43.75 feet to a point of curvature; thence Easterly, 252.80 feet along the are of a curve to the right having a radius of 161.00 feet and a central angle of 89°57’51” (chord bearing N.89°41’55”E., 227.62 feet) to a point of tangency; thence S.45°19’09”E., 6.35 feet; thence S.77°06’33”E., 93.42 feet; thence S.22°12’08”E., 38.34 feet; thence SOUTH, 345.27 feet; thence WEST, 61.33 feet; thence SOUTH, 24.18 feet; thence WEST, 287.87 feet to a point of curvature; thence Southwesterly, 36.89 feet along the arc of a curve to the left having a radius of 32.22 feet and a central angle of 65°36’16” (chord bearing S.57°11’52”W., 34.91 feet); thence N.60°50’22”W., 31.66 feet; thence N.89°48’12”W., 26.17 feet to the POINT OF BEGINNING.

EXHIBIT “A” - 1

EXHIBIT “B”

ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) dated [                 ], 2018 (the “Closing Date”) is among CHP II [                 ], LLC, a Delaware limited liability company (“Purchaser”), THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Crossings at Riverview” or “Seller”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, as escrow agent (“Escrow Agent”).

This is the escrow agreement referred to in that certain Asset Purchase Agreement by and between Seller and CHP II Partners, LP, dated                 , 2018, as assigned to Purchaser by that certain Assignment and Assumption of Asset Purchase Agreement between CHP II Partners, LP and Purchaser (as amended and assigned from time to time, the “Purchase Agreement”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1. ESTABLISHMENT OF ESCROW.

(a) As of the Closing Date, Crossings at Riverview has deposited with Escrow Agent an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, the “Escrow Fund”). Escrow Agent hereby acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2. INVESTMENT OF FUNDS. Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent reasonably possible, in United States Treasury bills having a remaining maturity of ninety (90) days or less and repurchase obligations secured by such United States Treasury bills, with any remainder being deposited and maintained in a money market deposit account with any bank or trust company organized under the laws of the United States of America or the laws of any state thereof which has a long term debt rating from Moody’s Investor’s Service, Inc. or from Standard & Poor’s Corporation of at least an “AAA” rating or as to which Seller and Purchaser shall have otherwise given their consent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

EXHIBIT “B” - 1

3. NOTICE RE DISTRIBUTION OF ESCROW ACCOUNT. Seller or Purchaser (the “Notifying Party”), as the case may be under Paragraph 4, shall notify the other Party (the “Notified Party”) and Escrow Agent when any of the Conditions Precedent set forth in Paragraph 5, below, have occurred. If the Notified Party does not within ten (10) business days thereafter notify both the Escrow Agent and the Notifying Party in writing that the Notified Party disputes the Notifying Party’s notice of the occurrence of a Condition Precedent, the Escrow Agent shall forthwith deliver the Escrow Account in the manner and to the Party as set forth in Paragraph 4 and the Escrow Agent shall have no further obligations under this Agreement.

4. CLAIMS.

(a) From time to time on or before [                 ], 20    [INSERT DATE THAT IS DAY PRIOR TO ANNIVERSARY OF CLOSING DATE], Purchaser may give notice to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any Indemnification Claim it or any Purchaser’s Indemnitees may have under Article 12 of the Purchase Agreement. Any notice under the preceding sentence is referred to herein as a “Notice” and any claim for payment from the Escrow Fund under the preceding sentence is referred to herein as a “Claim.” If Seller gives notice to Purchaser and Escrow Agent disputing any Claim (a “Counter Notice”) within ten (10) Business Days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such ten (10) Business Day period, then the dollar amount claimed by Purchaser as set forth in its Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such ten (10) Business Day period, Escrow Agent shall pay to Purchaser the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund; provided, however, no payment shall be made by Escrow Agent to Purchaser until the amount of Claims exceeds $50,000, individually or in the aggregate; provided, further, that in the event the amount of Claims exceeds $50,000, individually or in the aggregate, Escrow Agent shall pay the entire amount without deduction of the first $50,000. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

(b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Seller or (ii) a final, nonappealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

5. RELEASE OF PROCEEDS FROM ESCROW ACCOUNT. The Escrow Agent shall release the Escrow Fund from the Escrow Account, together with any accrued interest, in accordance with the procedures set forth in this Paragraph 5, only upon the occurrence of one of the following express conditions precedent (the following shall be collectively referred to herein as the “Conditions Precedent”):

(a) On [                 ], 20    [INSERT DATE THAT IS SIX MONTHS AFTER CLOSING DATE], Escrow Agent shall pay and distribute Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) of the Escrow Fund to Seller, unless (i) there have been any Claims paid out of the Escrow Funds in excess of $50,000 or (ii) Escrow Agent has received any notice of any Claims in excess of $50,000 from Purchaser which are then pending, in which case no amounts shall be disbursed from the Escrow Fund on such date;

EXHIBIT “B” - 2

(b) On [                 ], 20    [INSERT DATE THAT IS DAY PRIOR TO TERMINATION OF ESCROW], Escrow Agent shall pay and distribute the then amount of the Escrow Fund to Seller, unless it has received any notice of any Claims from Purchaser which are then pending, in which case an amount equal to one hundred twenty percent (120%) of the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Seller) until the earlier of: (i) the period for receipt of a Counter Notice has passed without receipt of such Counter Notice (at which time the balance of the Escrow Fund shall be delivered to Purchaser), or (ii) Escrow Agent receives joint written instructions of Purchaser and the Seller or a final, non-appealable order of a court of competent jurisdiction as contemplated by Section 4(b).

5. DUTIES OF ESCROW AGENT.

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

EXHIBIT “B” - 3

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to the Escrow Fund.

(h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j) Purchaser and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of five hundred dollars ($500) at the time of execution of this Agreement and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Crossings at Riverview and fifty percent (50%) by Purchaser. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

EXHIBIT “B” - 4

(k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

6. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement and any other agreement executed by Escrow Agent.

7. OWNERSHIP FOR TAX PURPOSES. Seller agrees that, for purposes of federal and other taxes based on income, Crossings at Riverview will be treated as the owner of the Escrow Fund and that Crossings at Riverview will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8. NOTICES. All notices, consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be delivered as required under Section 13.1 of the Purchase Agreement to the addresses specified therein, with the address of the Escrow Agent being as follows:

Fidelity National Title Insurance Company

2400 Maitland Center Parkway, Suite 200

Maitland, Florida 32751

Attention: Mr. Sam Sobering

9. JURISDICTION; SERVICE OF PROCESS. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Escambia, or, if it has or can acquire jurisdiction, the United States District Court in and for the Northern District of Florida (Pensacola Division), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. Process in any proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10. EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for any purposes whatsoever.

EXHIBIT “B” - 5

11. SECTION HEADINGS, CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

[Signatures appear on following pages]

EXHIBIT “B” - 6

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

THE CROSSINGS AT RIVERVIEW, LLC,
a Florida limited liability company

By:

Name:

Title:

EXHIBIT “B” - 7

[Signature Page to Escrow Agreement]

PURCHASER:

CHP II [ ], LLC , a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “B” - 8

[Signature Page to Escrow Agreement]

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT “B” - 9

EXHIBIT 6.13

THIS INSTRUMENT WAS PREPARED BY

AND SHOULD BE RETURNED TO:

John Daniel Ruffier, Esq.

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

Phone: 407-843-4600

SPACE ABOVE THIS LINE FOR RECORDER’S USE

RESTRICTIVE COVENANT AND RIGHT OF FIRST REFUSAL AGREEMENT

THIS RESTRICTIVE COVENANT AND RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), is made as of the                 day of                 , 20    (the “Effective Date”), by and between                 , a                 (the “Offeror”) and CHP II                 , LLC, a Delaware limited liability company (“Offeree”). Offeror and Offeree are, at times, each individually referred to herein as a “Party” and, together, as the “Parties”.

RECITALS

A. As of the Effective Date, Offeror’s affiliated entity conveyed fee simple title to the real property described on Exhibit A attached hereto (the “Benefitted Property”) to Offeree (such conveyance is hereinafter referred to as the “Conveyance”).

B. Offeror remains the owner in fee simple of the land depicted on Exhibit B attached hereto (the “Encumbered Property”).

C. Offeror has agreed to grant to Offeree certain rights of first refusal to purchase the Land, pursuant to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10), the Conveyance, and for other good and valuable consideration, the receipt and sufficiency of which are hereby accepted, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Incorporation. All exhibits referenced in this Agreement are hereby incorporated herein and made a part hereof by this reference.

EXHIBIT “6.13” - 1

2.	Restrictive Covenant.

A.	Offeror hereby declares that the Encumbered Property may not be developed, leased, owned or used for an “assisted living facility” as the same is described by the Florida Agency for Healthcare Administration as of the Effective Date or to care for persons suffering from Alzheimer’s disease, dementia or other types of memory problems.

B.	Offeror hereby declares that the Encumbered Property may not be developed, leased, owned or used for any of the following: (i) industrial or manufacturing purposes; agricultural or refining operation, (ii) a business which would emit or produce noxious fumes, gases, excessive dust, dirt or loud noises; provided, however, a gas station shall be permitted so long as such gas station does not provide automotive repair services, (iii) surplus or second-hand store, a flea market, a laundromat, a tattoo parlor or body-piercing establishment, a massage parlor (provided this restriction shall not prohibit massages in connection with a beauty salon, health club or athletic facility, or a national massage chain such as Massage Envy), or for the sale or display of illicit drug paraphernalia, (iv) adult book store or establishment selling or exhibiting pornographic materials, (v) sale, leasing, display or repair of mobile homes, boats, motorcycles or recreational vehicles or sale, leasing or display of motor vehicles, (vi) operation of a carnival, off-track betting facility, other gambling facility, discotheque, (vi) operation of a funeral parlor, mortuary or a crematorium, a veterinary hospital, or for the overnight boarding of animals, or (vii) operation of a central laundry, dry cleaning plant or laundromat; provided, the foregoing restriction shall not include an establishment for dry cleaning drop-off and pick-up only, with no cleaning services being performed at the subject property.

3. Right of First Refusal to Purchase. In the event Offeror receives an offer to purchase the Land from a third-party that it wishes to accept (the “Offer”), Offeror shall offer to sell the Land to Offeree on the same terms and conditions (the “Notice of Offer”), and Offeree shall have thirty (30) days following receipt of the written notice to accept such offer. The Notice of Offer shall set forth all of the terms and conditions of the Offer, along with copies of all relevant documents pertaining to the Offer (collectively, the “Notice Documents”), including, but not limited to, a copy of the proposed purchase and sale agreement. Offeror hereby grants to Offeree the right to purchase the Property or portion thereof described in the Offer upon the same terms and conditions set forth in the Offer (the “Right of First Refusal”). Offeree shall have thirty (30) days after receipt of the Notice of Offer and the Notice Documents to notify Offeror in writing of its election to exercise its Right of First Refusal. If Offeree fails to timely exercise its Right of First Refusal as provided herein, such failure shall be deemed a waiver of Offeree’s right as to that Offer, and Offeror may proceed to consummate the transaction contemplated by the Offer in accordance with the terms and conditions thereof. If subsequent to Offeree not accepting the terms in the Offer: (i) the terms and conditions of the Offer are modified or amended in any way which affects the financial terms of the transaction contemplated by the Offer, or extends any time period contained within the Offer by more than thirty (30) days, or (ii) the transaction contemplated by the Offer is not consummated within two hundred seventy (270) days after the date of receipt by

EXHIBIT “6.13” - 2

Offeree of the Notice of Offer, then, in either event, Offeree’s rights hereunder shall be reinstated as to any modified or amended Offer, any offer continuing beyond such two hundred seventy (270) day period, or any subsequent Offer received by Offeror from a third party or tendered by Offeror to a third party. In the event Offeror proceeds to close on the sale to a Third Party strictly in accordance with this Section, then this Right of First Refusal shall expire and be deemed released as to the property included in the sale on the date of closing of the sale by Offeror to the Third Party. This right of first refusal shall be binding upon the Encumbered Property (or the portion of the Encumbered Property that is subject to an Offer) until such time as Offeror sells or disposes of the Encumbered Property (or the portion of the Encumbered Property that is subject to an Offer) to an offeror following the waiver by Offeree of its right of first refusal as described above. In the event that Offeree exercises its right of first refusal and thereafter defaults by failing to close the transaction, this right of first refusal shall terminate as to all of the Encumbered Property. The right of first refusal shall not apply to a bona fide mortgage transaction or the conveyance of any portion of the Encumbered Property by foreclosure or deed in lieu of foreclosure. The right of first refusal will terminate upon the conveyance of the Benefitted Property by Offeree to any unrelated third party.

4. Notices. Any notices or other communications permitted or required to be given hereunder shall be in writing and shall be delivered by both electronic mail transmission and one of the following forms of delivery: (a) personally, in which case notice shall be deemed delivered upon receipt or refusal of delivery; or (b) by reputable overnight delivery service, in which case notice shall be deemed delivered on the date of deposit with such courier. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the Party on whose behalf it is given.

If to Offeror:

Attention: Telephone No.: Facsimile No.: Email:

with a copy to:

Attention: Telephone No.: Facsimile No.: Email:

EXHIBIT “6.13” - 3

If to Offeree:

CHP II                     , LLC

c/o CNL Healthcare Properties II, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Chief Financial Officer and General Counsel

Telephone No.: (407) 650-1000

Facsimile No.: (407) 540-2576

E-Mail: john.mcrae@cnl.com

E-Mail: tracey.bracco@cnl.com

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

Attention: John D. Ruffier, Esquire

Telephone No.: (407) 843-4600

Facsimile No.: (407) 843-4444

E-Mail: john.ruffier@lowndes-law.com

Such addresses may be changed by notice to the other parties given in the same manner as provided above.

5. Miscellaneous.

A. This Agreement sets forth the entire understanding and agreement of the Parties hereto with respect to the matters set forth herein, and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transactions described in this Agreement.

B. No Party shall be deemed to have waived the exercise of any right which it holds under this Agreement unless such waiver is made expressly and in writing. No delay or omission by any Party in exercising any right shall be deemed a waiver of its future exercise. No waiver made as to any instance involving the exercise of any right shall be deemed a waiver as to any other instance, or any other right.

C. This Agreement shall be given effect and construed by application of the law of the State of Florida.

D. No determination that any provision of this Agreement is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision, or that provision in any circumstance not controlled by such determination. Each provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

E. Time shall be of the essence of this Agreement.

EXHIBIT “6.13” - 4

F. This Agreement may be signed in counterparts, all of which when taken together shall constitute the one and same original. The exchange of copies of this Agreement and of signature pages by electronic mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

G. Each Party hereby acknowledges that all Parties participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one Party than against the other.

H. Offeror and Offeree represent and warrant to each other that neither has dealt with any broker or agent in the negotiation of this Agreement. Offeree agrees to indemnify and hold Offeror harmless from any and all costs or liability for compensation claimed by any broker or agent employed by Offeree or claiming to have been engaged by Offeree in connection with this Agreement. Offeror agrees to indemnify and hold Offeree harmless from any and all costs or liability for compensation claimed by any broker or agent employed by Offeror or claiming to have been engaged by Offeror in connection with this Agreement.

I. This Agreement shall not be amended, and no obligation of a Party shall be waived, except by written instrument signed by both of the Parties.

[Signatures on the Following Pages]

EXHIBIT “6.13” - 5

IN WITNESS WHEREOF, the Parties have each executed this Agreement as of the date first above written.

Signed, sealed and delivered in the	OFFEREE:
presence of the following witnesses:
CHP II , LLC, a
Delaware limited liability company
Signature of Witness

By:
Printed Name of Witness	Name:
Title:

Signature of Witness

Printed Name of Witness

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this                day of                 , 20    , by                , as                 of CHP II                , LLC, a Delaware limited liability company, on behalf of the company. He (She) is personally known to me or has produced                as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)
Notary Public, State of Florida

EXHIBIT “6.13” - 6

Signed, sealed and delivered in the	OFFEROR:
presence of the following witnesses:
_______________________, a

Signature of Witness

By:
Printed Name of Witness	Name:
Title:

Signature of Witness

Printed Name of Witness

STATE OF FLORIDA

COUNTY OF

The foregoing instrument was acknowledged before me this            day of                     , 20    , by                            , as                     of CHP II                        , a                            , on behalf of the                    . He (She) is personally known to me or has produced                            as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)
Notary Public, State of Florida

EXHIBIT “6.13” - 7

EXHIBIT A TO RIGHT OF FIRST REFUSAL AGREEMENT

BENEFITTED PROPERTY

EXHIBIT “6.13” - 8

EXHIBIT B TO RIGHT OF FIRST REFUSAL AGREEMENT

ENCUMBERED PROPERTY

[To exclude property under contract negotiations with Aldi unless Aldi deal fails]

EXHIBIT “6.13” - 9

EXHIBIT “8.3.1”

FORM OF SELLER’S CLOSING CERTIFICATE

SELLER’S CLOSING CERTIFICATE

THIS SELLER’S CLOSING CERTIFICATE (this “Certificate”) is made and entered into as of the     day of                 , 2018, by THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Seller”), to and in favor of CHP II [                 ], LLC, a Delaware limited liability company (“Purchaser”), pursuant to Section 8.3.1 of that certain Asset Purchase Agreement, dated as of                 , 2018, by and between Seller and Purchaser, as assignee of CHP II PARTNERS, LP (the “Agreement”), with respect to the purchase and sale of the Assets, as defined in the Agreement.

The undersigned, on behalf of Seller, hereby certifies as follows:

1. I am the duly elected, qualified and acting officer of Seller, and I have been duly authorized to execute and deliver this Certificate on behalf of Seller.

2. The representations and warranties set forth in Section 5.1 of the Agreement are true and correct as of the date hereof.

3. Seller performed all of their covenants and obligations under the Agreement as of the date hereof.

IN WITNESS WHEREOF, Seller executed this Certificate as of the day and year first above written.

SELLER:

THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company

By:
Name:
Title:

EXHIBIT “8.3.1” - 1

EXHIBIT “8.3.3”

FORM OF BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into on this     day of                 , 2018 (the “Effective Date”), by and between THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Seller”), and CHP II [                 ], LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, Seller and CHP II Partners, LP entered into that certain Asset Purchase Agreement, effectively dated as of                 , 2018 (as amended and assigned from time to time, the “Purchase Agreement”) and unless otherwise defined herein, all capitalized terms have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, CHP II Partners, LP assigned its interest in the Purchase Agreement to Purchaser pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated as of the Effective Date; and

WHEREAS, in connection with the sale and purchase of the Assets, each Seller agreed to sell, transfer and convey to Purchaser all of the Fixtures, Personal Property, Consumables, Plans and Specifications, Warranties, General Intangibles, Books and Records and the Other Assets owned by such Seller (collectively the “Conveyed Assets”).

IN CONSIDERATION OF the receipt of TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged and confessed by Seller, Seller and Purchaser do hereby agree as follows:

AGREEMENTS

1. Recitals. The foregoing recitals are true, correct and by this reference incorporated herein.

2. Conveyed Assets. Each Seller hereby sells, convey, assign, transfer, set over, and deliver to Purchaser, its successors and assigns, all of the Conveyed Assets owned by such Seller free and clear of all liens all liens, mortgages, security interests, adverse claims, and all encumbrances (other than Assumed Liabilities), and Purchaser hereby purchases and accepts all of the Conveyed Assets, as of the Closing Date.

3. Subject to Terms and Conditions of Purchase Agreement. This Bill of Sale shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Bill of Sale shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

EXHIBIT “8.3.3” - 1

4. Binding Effect. This Bill of Sale shall be binding upon and inure to the benefit of Purchaser, Seller and their respective successors and assigns.

5. Governing Law. This Bill of Sale shall be subject to and governed by the laws of the State of Florida.

6. Counterparts. A party hereto may deliver executed signature pages to this Bill of Sale by facsimile transmission or other electronic submission to the other party hereto, which facsimile copy or electronic copy shall be deemed to be an original executed signature page. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON FOLLOWING PAGES]

EXHIBIT “8.3.3” - 2

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed effective as of the date first above written.

SELLER:

THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company

By:

Name:

Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

EXHIBIT “8.3.3” - 3

PURCHASER:

CHP II [ ], LLC , a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “8.3.3” - 4

EXHIBIT “8.3.4”

FORM OF ASSIGNMENT AND ASSUMPTION OF FACILITY CONTRACTS, LICENSES AND PERMITS, FACILITY LEASES AND RESIDENT AGREEMENTS

ASSIGNMENT AND ASSUMPTION OF FACILITY CONTRACTS, LICENSES AND PERMITS, FACILITY LEASES, AND RESIDENT AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF FACILITY CONTRACTS, LICENSES AND PERMITS, FACILITY LEASES, AND RESIDENT AGREEMENTS (this “Assignment”) is made and entered into on this      day of                 2018, (the “Effective Date”) by and between THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Assignor”) and CHP II [                         ], LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and CHP II Partners, LP entered into that certain Asset Purchase Agreement, effectively dated as of                 , 2018 (as amended and assigned from time to time, the “Purchase Agreement”) and unless otherwise defined herein, all capitalized terms have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, CHP II Partners, LP assigned its interest in the Purchase Agreement to Assignee pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated as of the Effective Date; and

WHEREAS, Assignor is the owner of the Conveyed Assets (as defined herein); and

WHEREAS, in connection with the sale and purchase of the Assets, Assignor agreed to assign all of the Conveyed Assets to Assignee, and Assignee has agreed to assume from Assignor all of Assignor’s Liabilities with respect to the Conveyed Assets arising or accruing on or after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Recitals. The foregoing recitals are true, correct and by this reference incorporated herein.

2. Assignment. Assignor hereby assigns, sells, transfers, conveys, and delivers to Assignee all of the following tangible and intangible assets (collectively, the “Conveyed Assets”) owned by such Assignor:

(a) All Facility Contracts to the extent listed on Exhibit A attached hereto, together with any and all security deposits associated with or otherwise relating to such Facility Contracts;

EXHIBIT “8.3.4” - 1

(b) To the extent assignable/transferable under applicable law, all Licenses and Permits to the extent listed on Exhibit B attached hereto;

(c) All Facility Leases to the extent listed on Exhibit C attached hereto; and

(d) All Resident Agreements to the extent listed on Exhibit D attached hereto, together with any and all security deposits associated with or otherwise relating to such Resident Agreements.

3. Assumption. Assignee hereby accepts the assignment, sale, transfer, conveyance, and delivery of the Conveyed Assets. Assignee hereby assumes all Liabilities of Assignor with respect to the Conveyed Assets which arise or accrue on or after the Effective Date, and agrees to perform all obligations of Assignor with respect to the Conveyed Assets which are to be performed or which become due on or after the Effective Date.

4. Subject to Terms and Conditions of Purchase Agreement. This Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

5. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

6. Counterparts. A party hereto may deliver executed signature pages to this Assignment by facsimile or other electronic transmission to the other party hereto, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

8. Governing Law. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

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SIGNATURES APPEAR ON FOLLOWING PAGES]

EXHIBIT “8.3.4” - 2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed effective as of the day first above written.

ASSIGNOR:

THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

EXHIBIT “8.3.4” - 3

ASSIGNEE:

CHP II [ ], LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “8.3.4” - 4

EXHIBIT A

FACILITY CONTRACTS

EXHIBIT “8.3.4” - 5

EXHIBIT B

LICENSES AND PERMITS

EXHIBIT “8.3.4” - 6

EXHIBIT C

FACILITY LEASES

EXHIBIT “8.3.4” - 7

EXHIBIT D

RESIDENT AGREEMENTS

EXHIBIT “8.3.5” - 1

EXHIBIT “8.3.5”

FORM OF ASSIGNMENT AND ASSUMPTION OF INTELLECTUAL PROPERTY

ASSIGNMENT AND ASSUMPTION OF INTELLECTUAL PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF INTELLECTUAL PROPERTY (this “Assignment”) is made and entered into as of the      day of                 , 2018 (the “Effective Date”), by and between THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Assignor”), and CHP II [                         ], LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and CHP II Partners, LP entered into that certain Asset Purchase Agreement, effectively dated as of                 , 2018 (as amended and assigned from time to time, the “Purchase Agreement”) and unless otherwise defined herein, all capitalized terms have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, CHP II Partners, LP assigned its interest in the Purchase Agreement to Purchaser pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated as of the Effective Date; and

WHEREAS, Assignor is the owners of the Conveyed Intellectual Property (as defined herein); and

WHEREAS, in connection with the sale and purchase of the Assets, Assignor agreed to assign all of the Intellectual Property relating to the Business to Assignee (the “Conveyed Intellectual Property”), and Assignee has agreed to assume from Assignor all of Assignor’s Liabilities with respect to the Conveyed Intellectual Property arising or accruing on or after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Recitals. The foregoing recitals are true, correct and by this reference incorporated herein.

2. Assignment. Assignor hereby assigns, sells, transfers, conveys and delivers to Assignee, effective as of the Effective Date, all of the Conveyed Intellectual Property.

3. Assumption. Assignee hereby accepts the assignment, sale, transfer, conveyance, and delivery of the Conveyed Intellectual Property and hereby assumes all obligations and liabilities of Assignor under the Conveyed Intellectual Property which arise or accrue on or after the Effective Date, and agrees to perform all obligations of Assignor with respect to the Conveyed Intellectual Property which are to be performed or which become due on or after the Effective Date.

EXHIBIT “8.3.5” - 1

4. Subject to Terms and Conditions of Purchase Agreement. This Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

5. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

6. Counterparts. A party hereto may deliver executed signature pages to this Assignment by facsimile or other electronic transmission to the other party hereto, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

8. Governing Law. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

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SIGNATURES APPEAR ON FOLLOWING PAGES]

EXHIBIT “8.3.5” - 2

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment as of the date set forth above.

ASSIGNOR:

THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company

By:

Name:

Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

EXHIBIT “8.3.5” - 3

ASSIGNEE:

CHP II [ ], LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “8.3.5” - 4

EXHIBIT “8.3.14”

FORM OF SELLER’S CERTIFICATE

Seller’s Certificate

This SELLER’S CERTIFICATE (the “Certificate”) dated                          , 2018, is being delivered by THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Seller”), to CNL Healthcare Properties II, Inc., a Maryland corporation (“CNL”), and its applicable subsidiaries, in connection with the acquisition being closed on the date hereof (the “Transaction”), which Transaction is set forth in that certain (i) Asset Purchase Agreement, dated as of                 , 2018, by and among Seller, as Seller, and CHP II Partners, LP, as purchaser, as Purchaser’s interest in such agreement has been assigned by CHP II Partners, LP to CHP II[                         ], LLC, a Delaware limited liability company (“Purchaser”), by Assignment and Assumption of Asset Purchase Agreement of even date herewith (as amended and assigned, the “Purchase Agreement”, capitalized but undefined terms in this Certificate have the meaning ascribed to them in the Purchase Agreement which is incorporated herein by reference), and (ii) those certain agreements, documents, instruments, certificates, assignments, assumptions, deeds, bills of sale, estoppels, affidavits, notices, terminations and releases executed and delivered between Seller (and its applicable affiliates) and Purchaser (and its applicable affiliates) in connection with the closing of the transactions set forth in the Purchase Agreement (collectively with the Purchase Agreement, the “Transaction Documents”).

After investigation and consultation with all necessary parties, a review of the relevant Transaction Documents and additional relevant documents and records, the undersigned, on behalf of their respective Seller, hereby certify, warrant and represent to CNL as follows with respect to their respective Seller:

1. I am the duly elected or appointed, qualified and acting representative of the Seller for which I have executed the Certificate, and I have been duly authorized to execute and deliver this Certificate on behalf of Seller on whose behalf I have executed this Certificate.

2. Neither CNL, nor any subsidiary of CNL, nor any officer, director, manager, employee, agent, representative or consultant of CNL or any subsidiary of CNL, or any immediate family member of any of the foregoing (each, a “CNL Party”) has, or has ever had, any direct or indirect ownership or beneficial interest in Seller, any Affiliate of Seller or any entity having an ownership or beneficial interest in Seller or any Affiliate of Seller. Neither Seller nor any of their Affiliates, nor any of their officers, directors, managers, employees, agents, representatives or consultants, or any immediate family member of any of the foregoing (each, a “Seller Party”), have any agreements (whether oral or written), or intends to have any agreements (whether oral or written), for any dealings or arrangements with any CNL Party that will result in any CNL Party having any direct or indirect ownership or beneficial interest in Seller or any Affiliate of Seller.

3. No CNL Party possesses, or has ever possessed, directly or indirectly, the power to direct or cause the direction of the management of Seller or any Affiliate of Seller, whether through the ownership of voting securities, by contract or otherwise. No Seller Party has any agreements

EXHIBIT “8.3.14” - 1

(whether oral or written), or intends to have any agreements (whether oral or written), for any dealings or arrangements with any CNL Party that will result in any CNL Party having any power to direct or cause the direction of the management of Seller or any Affiliate of Seller, whether through the ownership of voting securities, by contract or otherwise.

4. No CNL Party is currently, or within the last five (5) years has been, an officer, director or manager, nor an employee, agent, representative or consultant of, such Seller. No Seller Party has any employment, consulting or similar agreements or arrangements (whether oral or written), or intends to have any employment, consulting or similar agreements or arrangements (whether oral or written) or arrangements (whether oral or written), with any CNL Party.

5. Other than as set forth in the Transaction Documents, there are no, and there have not been any, agreements (written or oral), understandings (written or oral), payments, contributions, significant gifts, transfers of interests, personal loans or other consideration made, exchanged or promised, or to be made, exchanged or promised, between or from any Seller Party and or to any CNL Party with respect to negotiation and consummation of the Transactions.

6. With respect to the business to be operated by a third party manager as a result of the consummation of the Transaction, no Seller Party has any agreements (whether oral or written), or intends to have any agreements (whether oral or written), for any dealings or arrangements with any CNL Party that will result in the payment of any sum of money, transfer of any interest or any other type of consideration to any CNL Party other than as set forth in the Transaction Documents.

7. Seller understands that CNL, its securities counsel, its tax counsel and its accountants are relying on this Certificate with respect to CNL’s reporting and other requirements under the rules and regulations of the Securities and Exchange Commission, including, without limitation, the Sarbanes-Oxley Act of 2002.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT “8.3.14” - 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

SELLER:

THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company

By:
Name:
Title:

EXHIBIT “8.3.14” - 3

EXHIBIT “8.4.1”

FORM OF DEED

This instrument was prepared

by and should be returned to:

[                                                         ]

[                                                         ]

[                                                         ]

[                                                         ]

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made and executed as of the      day of                  2018 by SSL RIVERVIEW, LLC, a Florida limited liability company, having a mailing address at 9995 Gate Parkway North, Suite 320, Jacksonville, FL 32246 (hereinafter referred to as the “Grantor”) to and in favor of CHP II [                         ], LLC, a Delaware limited liability company, whose address is c/o CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida 32801, Attention: General Counsel and Senior Vice President (hereinafter referred to as the “Grantee”);

W I T N E S S E T H:

That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by these presents grants, bargains, sells, alienates, remises, releases, conveys, and confirms unto the Grantee that certain piece, parcel or tract of land situated in Hillsborough County, Florida particularly described as follows, to wit: SEE EXHIBIT “A” (hereinafter referred to as the “Subject Property”);

TOGETHER WITH all the tenements, hereditaments, easements and appurtenances, including riparian rights, if any, thereto belonging or in anywise appertaining;

TO HAVE AND TO HOLD the Subject Property in fee simple forever;

AND the Grantor hereby covenants with and warrants to the Grantee that the Grantor is lawfully seized of the Subject Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Subject Property; and that the Grantor fully warrants the title to the Subject Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other;

THE conveyance made herein, however, is expressly made SUBJECT TO ad valorem real property taxes and assessments for the year 2017 and thereafter, not yet due and payable, and the easements and restrictions described on EXHIBIT “B” attached hereto, the reference to which shall not operate to reimpose or modify the same.

EXHIBIT “8.4.1” - 1

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed and delivered in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered in the	GRANTOR:
presence of

SSL RIVERVIEW, LLC,
Name:	a Florida limited liability company

By:
Name:	Name:
Title:

STATE OF FLORIDA

COUNTY OF

The foregoing instrument was acknowledged before me this     day of                 , 2018 by [                         ], as [                         ] of [                         ], a                 , on behalf of the                  . He is personally known to me or has produced                 as identification.

(NOTARY SEAL)
Signature of Notary Public

Typed or Printed Name of Notary
Commission No.:
My Commission Expires:

EXHIBIT “8.4.1” - 2

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “8.4.1” - 3

EXHIBIT “B”

PERMITTED EXCEPTIONS

[Permitted Exceptions for purposes of this list to include matters which would be disclosed by an accurate survey of the Property]

EXHIBIT “8.4.1” - 4

EXHIBIT “8.4.2”

FORM OF BILL OF SALE

——

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into on this                day of                , 2018 (the “Effective Date”), by and between SSL RIVERVIEW, LLC, a Florida limited liability company (“Seller”), and CHP II [                 ], LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, Seller and CHP II Partners, LP entered into that certain Asset Purchase Agreement, effectively dated as of                , 2018 (as amended and assigned from time to time, the “Purchase Agreement”) and unless otherwise defined herein, all capitalized terms have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, CHP II Partners, LP assigned its interest in the Purchase Agreement to Purchaser pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated as of the Effective Date; and

WHEREAS, in connection with the sale and purchase of the Assets, Seller agreed to sell, transfer and convey to Purchaser all of the SSL Personal Property.

IN CONSIDERATION OF the receipt of TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged and confessed by Seller, Seller and Purchaser do hereby agree as follows:

AGREEMENTS

1. Recitals. The foregoing recitals are true, correct and by this reference incorporated herein.

2. Conveyed Assets. Seller hereby quitclaims, sells, convey, assign, transfer, set over, and deliver to Purchaser, its successors and assigns, all of the SSL Personal Property WITHOUT WARRANTY, except that Seller owns the SSL Property free and clear of all liens all liens, mortgages, security interests, or encumbrances created by Seller, and Purchaser hereby purchases and accepts all of the SSL Personal Property, as of the Closing Date.

3. Subject to Terms and Conditions of Purchase Agreement. This Bill of Sale shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Bill of Sale shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

EXHIBIT “8.4.2” - 1

4. Binding Effect. This Bill of Sale shall be binding upon and inure to the benefit of Purchaser, Seller and their respective successors and assigns.

5. Governing Law. This Bill of Sale shall be subject to and governed by the laws of the State of Florida.

6. Counterparts. A party hereto may deliver executed signature pages to this Bill of Sale by facsimile transmission or other electronic submission to the other party hereto, which facsimile copy or electronic copy shall be deemed to be an original executed signature page. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

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SIGNATURES APPEAR ON FOLLOWING PAGES]

EXHIBIT “8.4.2” - 2

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed effective as of the date first above written.

SELLER:

SSL RIVERVIEW, LLC, a Florida limited liability company

By:

Name:

Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

EXHIBIT “8.4.2” - 3

PURCHASER:

CHP II [ ], LLC , a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “8.4.2” - 4

EXHIBIT “8.4.3”

FORM OF ASSIGNMENT AND ASSUMPTION OF LICENSES AND PERMITS

ASSIGNMENT AND ASSUMPTION OF LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF LICENSES AND PERMITS (this “Assignment”) is made and entered into on this     day of                 2018, (the “Effective Date”) by and between SSL RIVERVIEW, LLC, a Florida limited liability company (“Assignor”) and CHP II [                 ], LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and CHP II Partners, LP entered into that certain Asset Purchase Agreement, effectively dated as of                 , 2018 (as amended and assigned from time to time, the “Purchase Agreement”) and unless otherwise defined herein, all capitalized terms have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, CHP II Partners, LP assigned its interest in the Purchase Agreement to Assignee pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated as of the Effective Date; and

WHEREAS, Assignor is the owner of the Licenses and Permits (as defined herein); and

WHEREAS, in connection with the sale and purchase of the Assets, Assignor agreed to assign all of the License and Permits to Assignee, and Assignee has agreed to assume from Assignor all of Assignor’s Liabilities with respect to the Licenses and Permits arising or accruing on or after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Recitals. The foregoing recitals are true, correct and by this reference incorporated herein.

2. Assignment. Assignor hereby quitclaims, assigns, sells, transfers, conveys, and delivers to Assignee to the extent assignable/transferable under applicable law, all Licenses and Permits to the extent listed on Exhibit A attached hereto (the “Licenses and Permits”) WITHOUT WARRANTY;

3. Assumption. Assignee hereby accepts the assignment, sale, transfer, conveyance, and delivery of the Licenses and Permits. Assignee hereby assumes all Liabilities of Assignor with respect to the Licenses and Permits which arise or accrue on or after the Effective Date, and agrees to perform all obligations of Assignor with respect to the Licenses and Permits which are to be performed or which become due on or after the Effective Date.

EXHIBIT “8.4.3” - 1

4. Subject to Terms and Conditions of Purchase Agreement. This Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement and nothing contained in this Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement.

5. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

6. Counterparts. A party hereto may deliver executed signature pages to this Assignment by facsimile or other electronic transmission to the other party hereto, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

8. Governing Law. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

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EXHIBIT “8.4.3” - 2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed effective as of the day first above written.

ASSIGNOR:

SSL RIVERVIEW, LLC,
a Florida limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

EXHIBIT “8.4.3” - 3

ASSIGNEE:

CHP II [ ], LLC , a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “8.4.3” - 4

EXHIBIT A

LICENSES AND PERMITS

EXHIBIT “8.4.3” - 5

EXHIBIT “8.5.3”

FORM OF PURCHASER’S CLOSING CERTIFICATE

PURCHASER’S CLOSING CERTIFICATE

THIS PURCHASER’S CLOSING CERTIFICATE (“Certificate”) is made and entered into as of the     day of                 , 2018, by CHP II                  , LLC, a Delaware limited liability company (“Purchaser”), to and in favor of THE CROSSINGS AT RIVERVIEW, LLC, a Florida limited liability company (“Seller”), pursuant to Section 8.5.3 of that certain Asset Purchase Agreement, dated as of                 , 2018, by and between Seller and Purchaser, as assignee of CHP II PARTNERS, LP (the “Agreement”), with respect to the purchase and sale of the Assets, as defined in the Agreement.

The undersigned, on behalf of Purchaser, hereby certifies as follows:

1. I am the duly elected, qualified and acting                 of Purchaser, and I have been duly authorized to execute and deliver this Certificate on behalf of Purchaser.

2. The representations and warranties set forth in Section 0 of the Agreement are true and correct as of the date hereof.

3. Purchaser performed all of its covenants and obligations under the Agreement as of the date hereof.

IN WITNESS WHEREOF, Purchaser executed this Certificate as of the day and year first above written.

PURCHASER:

CHP II [ ], LLC , a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 8.5.3 - 1

SCHEDULE R-C

SSL RIVERVIEW PERSONAL PROPERTY

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE RC - 1

SCHEDULE 2.2.5

FACILITY LEASES

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 2.2.5 - 1

SCHEDULE 2.2.6

INTELLECTUAL PROPERTY

1) Any rights to use the name “The Crossings at Riverview”

2) Any additional items to be provided by Seller within 10 days following the Effective Date

SCHEDULE 2.2.6 - 1

SCHEDULE 2.2.7

FACILITY CONTRACTS

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 2.2.7 - 1

SCHEDULE 2.2.8

LICENSES AND PERMITS

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 2.2.8 - 1

SCHEDULE 2.2.13

RESIDENT AGREEMENTS/RENT ROLL

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 2.2.13 - 1

SCHEDULE 2.3.2

THIRD-PARTY ASSETS

[To be provided by the Seller within 10 days following the Effective Date]

SCHEDULE 2.3.2 - 1

SCHEDULE 5.1.3

CURRENT MANAGER ASSETS

[To be provided by Seller within 10 days following the Effective Date].

SCHEDULE 5.1.3 - 1

SCHEDULE 5.1.9

LITIGATION

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 5.1.9 - 1

SCHEDULE 5.1.28

FORM OF RESIDENT AGREEMENT

[To be provided by Seller within 10 days following the Effective Date]

SCHEDULE 5.1.28 - 1

SCHEDULE 5.1.36

ADDITIONAL LAND

[ROFR Property and any other Additional Land to be inserted by Seller within 10 days following the Effective Date]

SCHEDULE 5.1.36 - 1